Exhibit 10.4

LEASE AGREEMENT

BY AND BETWEEN

TWO MAROON CIRCLE INVESTORS, LLC,

a Delaware limited liability company

AS LANDLORD

AND

ZYNEX, INC.,

a Nevada corporation

AS TENANT

DATED FEBRUARY ___, 2023

TABLE OF CONTENTS

1.	DEMISE	2

2.	PREMISES	2

3.	TERM	4

4.	RENT	4

5.	UTILITIES AND SERVICES	15

6.	LATE CHARGE	19

7.	SECURITY DEPOSIT	20

8.	POSSESSION; COMPLETION OF THE LANDLORD WORK	20

9.	USE OF PREMISES; COMPLIANCE WITH LAWS	21

10.	ACCEPTANCE OF PREMISES	23

11.	SURRENDER	23

12.	ALTERATIONS AND ADDITIONS	24

13.	MAINTENANCE TO AND REPAIRS OF PREMISES	26

14.	LANDLORD’S INSURANCE	27

15.	TENANT’S INSURANCE	27

16.	INDEMNIFICATION	29

17.	SUBROGATION	30

18.	SIGNS	30

19.	FREE FROM LIENS	31

20.	ENTRY BY LANDLORD	31

21.	DESTRUCTION AND DAMAGE	32

22.	CONDEMNATION	34

23.	ASSIGNMENT AND SUBLETTING	35

24.	DEFAULT	39

i

25.	LANDLORD’S REMEDIES	41

26.	LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS	43

27.	ATTORNEY’S FEES	44

28.	TAXES	44

29.	EFFECT OF CONVEYANCE	44

30.	TENANT’S ESTOPPEL CERTIFICATE	45

31.	SUBORDINATION	45

32.	ENVIRONMENTAL COVENANTS	46

33.	NOTICES	49

34.	WAIVER	49

35.	HOLDING OVER	49

36.	SUCCESSORS AND ASSIGNS	50

37.	TIME	50

38.	BROKERS	50

39.	LIMITATION OF LIABILITY	50

40.	FINANCIAL STATEMENTS	51

41.	RULES AND REGULATIONS	51

42.	MORTGAGEE PROTECTION	52

43.	RELOCATION	52

44.	PARKING	52

45.	ENTIRE AGREEMENT; NO ORAL MODIFICATION; JOINT AND SEVERAL LIABILITY	53

46.	INTEREST	54

47.	GOVERNING LAW; CONSTRUCTION	54

48.	REPRESENTATIONS AND WARRANTIES OF TENANT	54

49.	NAME OF BUILDING	56

50.	SECURITY	56

51.	JURY TRIAL WAIVER; CONSENT TO VENUE	57

52.	RECORDATION	57

53.	RIGHT TO LEASE	57

54.	FORCE MAJEURE	57

55.	QUIET ENJOYMENT	57

56.	ACCEPTANCE	58

57.	NO SETOFF	58

58.	NON-DISCLOSURE OF LEASE TERMS	58

59.	MISCELLANEOUS	59

60.	INTENTIONALLY OMITTED.	59

61.	TEMPORARY SPACE	59

62.	RIGHT OF FIRST OFFER	60

63.	RENEWAL OPTION	61

INDEX OF EXHIBITS

A	Diagram of the Premises

B	Tenant Improvements

C	[Intentionally Omitted]

D	Rules and Regulations

E	Form of Estoppel Certificate

F	[Intentionally Omitted]

G	Exterior Sign Criteria

INDEX OF DEFINED TERMS

Accessibility Laws	22
Additional Rent	4
Alteration	23
Alterations	23
Annual Statement	11
Anti-Terrorism Law	55
Appraisal Panel	62
Base Insurance Expenses	11
Base Operating Expenses	11
Base Rent	4
Base Taxes	11
Base Utility Expenses	11
Base Year	11
Basic Lease Information	1
Building	2
Building Standard	73
Building Systems	5
Building’s Sustainability Practices	6
business days	58
Casualty Discovery Date	31
Change Order	75
Commencement Date	4
Common Areas	2
Comparable Buildings	xi
Comparison Leases	63
Comparison Renewal Buildings	63
Computation Year	11
Condemnation	33
Construction Allowance	76
Construction Documents	67
Construction Rules and Regulations	23
Contractor	69
Cost-Saving Capital Improvements	7
CSG	1
CSG Fifth Amendment	1
CSG First Amendment	1
CSG Fourth Amendment	1
CSG Lease	1
CSG Lease Termination	1
CSG Second Amendment	1
CSG Seventh Amendment	1
CSG Sixth Amendment	1
CSG Sublease	1
CSG Subleased Premises	1

v

CSG Third Amendment	1
Data Center	18
Default	38
Determination	62
Discretionary Allowance Amount	67
Electric Service Provider	15
Environmental Laws	46
EV Chargers	xi
Executive Order No. 13224	55
Existing Monument Signage	30
Expense Adjustment Deadline	11
Expense Claim	14
Expenses	4
Expiration Date	4
Exterior Building Signage	30
Exterior Signage	30
Force Majeure	57
Government-Required Capital Improvements	7
Green Building Standards	6
Hazardous Materials	46
Independent CPA	14
Institutional Owner Practices	7
Insurance Expenses	9
Landlord	44
Landlord Allowance Contest	77
Landlord Insureds	27
Landlord Parties	50
Landlord Self-Help Contest	40
Landlord Work	68
Landlord’s Agents	20
Landlord’s Determination	62
Landlord’s Representative	67
Laws	21
Lease	1
Major-Trade Subcontractors	24
Maximum Allowance Amount	67
Maximum Density	21
Mold Conditions	26
Negotiation Period	61
New Monument Signage	30
Normal Business Hours	15
Notice of Landlord Default	39
Offer Notice	60
Operating Expenses	4
Original CSG Lease	1
Original Landlord	1

Parking Areas	2
Permitted Alterations	25
Permitted Capital Improvements	7
Permitted Transfer Costs	36
Pierce	xi
Potential Allowance Payment Default	77
Potential Self-Help Default	40
Preliminary Plans	67
Premises	2
Prevailing Market Rate	63
Private Restrictions	21
Prohibited Person	55
Project	2
Proportionate Share	12
Renewal Notice	61
Renewal Option	61
Renewal Term	61
Rent	13
Report Date	14
Required Removal Alterations	25
Required Sustainability Practices	5
ROFO Acceptance Notice	60
ROFO Space	59
Rules and Regulations	51
Security Deposit	20
SNDA	45
Space Planning Allowance	67
Substantially Completed	67
Successor Landlord	45
Superior Lease(s)	45
Superior Lessor	45
Superior Mortgage(s)	45
Superior Mortgagee	45
Taxes	10
Temporary Space	59
Tenant Improvements	67
Tenant’s Agents	21
Tenant’s Consultant	14
Tenant’s Determination	62
Tenant’s Property	27
Tenant’s Representative	67
Third-Party Tenant	60
Total Cost	68
Transfer Premium	35
USA Patriot Act	55
Utilities	9

Utility	9
Utility Expenses	9
Variable Expenses	12
Visitors	53
Work Letter	2
worth at the time of award	41

LEASE AGREEMENT

BASIC LEASE INFORMATION

Lease Date:	February , 2023

Landlord:	TWO MAROON CIRCLE INVESTORS, LLC, a Delaware limited liability company

Landlord’s Address:	c/o UBS Realty Investors LLC 2515 McKinney Avenue, Suite 800 Dallas, TX 75201 Attention: Asset Manager Two Maroon Circle

All notices sent to Landlord under this Lease shall be sent to the above address, with simultaneous copies to:

UBS Realty Investors LLC

Ten State House Square, 15th Floor

Hartford, CT 06103-3604

Attention: General Counsel

and Bonnie Keyes Senior Real Estate Manager CBRE Property Management 10065 E. Harvard Ave. Ste. 101 Denver, CO 80231 Telephone: 720 531 3335 Direct: 720 531 3333 bonnie.keyes@cbre.com

Tenant:	ZYNEX, INC., a Nevada corporation

Tenant’s Contact Person:	Dan Moorhead, Chief Financial Officer

Tenant’s Address and Telephone Number:	c/o Zynex Medical 9655 Maroon Circle, Englewood, Co 80112 Attention: Dan Moorhead, Chief Financial Officer Telephone: 720-282-1530 dmoorhead@Zynex.com

Premises Square Footage:	Approximately Forty-one Thousand Four Hundred Twenty-seven (41,427) rentable square feet

Premises Address:	Two Maroon Circle 9555 Maroon Circle Englewood, Colorado 80112

Project:	Two Maroon Circle, together with the land on which the Project is situated and all Common Areas

Tenant’s Proportionate Share of Project:	48.41%, subject to adjustment as provided in Paragraph 4(c)

Length of Term:	Sixty-six (66) months

Commencement Date:	July 1, 2023

Expiration Date:	December 31, 2028

Base Rent:	Months	Rentable Sq. Ft.	Annual Base Rate (per rsf)	Annual Base Rent	Monthly Base Rent
	1 – 6	41,427	x $0.00	=$0.00	$0.00
	7 – 18	41,427	x $24.75	= $1,025,318.25	$85,443.19
	19 – 30	41,427	x $25.25	= $1,046,031.75	$87,169.31
	31 – 42	41,427	x $25.75	= $1,066,745.25	$88,895.44
	43 – 54	41,427	x $26.25	= $1,087,458.75	$90,621.56
	55- 66	41,427	x $26.75	= $1,108,172.25	$92,347.69

Prepaid Base Rent:	Eighty-five Thousand Four Hundred Forty-three and 19/100 Dollars ($85,443.19)

Prepaid Additional Rent:	None

Month(s) to which Prepaid Base Rent will be Applied:	Seventh (7th) month of the Term

Base Year:	2023

Security Deposit:	Ninety-two Thousand Three Hundred Forty-seven and 69/100 Dollars ($92,347.69)

Guarantor:	None

x

Permitted Use:

General office use consistent with the standards of a “Class A” office building in the vicinity and submarket of the Premises (a, “Comparable Building” or “Comparable Buildings”). Landlord covenants and agrees that Tenant’s historic use of the Premises per the terms and provision of the CSG Sublease (as defined below) complies with the Permitted Use as set forth herein. To Landlord’s current actual knowledge, Landlord hereby represents, warrants and covenants that, except as otherwise expressly set forth in this Lease, there are no restrictions or prohibitions, whether of record or otherwise, on Tenant’s Permitted Use. Notwithstanding anything contained herein to the contrary, Tenant shall not be bound by amendments to any matters of record that unreasonably (i) adversely affect Tenant’s ability to use the Premises, (ii) adversely impact Tenant’s parking; and/or (iii) increase Tenant’s Rent (as defined herein) obligations hereunder or increase any other obligation of Tenant hereunder. Landlord represents and warrants, to the current actual knowledge of Carl Pierce, as the representative of Landlord in charge of the asset management of the Project as of Lease Date (“Pierce”), without a duty of investigation and based solely on that certain title commitment number ABC70794249 issued by Land Title Guarantee Company for the Project (a copy of which has been provided to Tenant), there is nothing in any declaration, easement agreement or similar agreement recorded in the real property records of Douglas County, Colorado affecting the Building (including, without limitation, any Private Restrictions, defined below) that conflicts with the terms and conditions of this Lease.

Reserved Parking Spaces:	Eight (8) exclusive and designated covered parking spaces, four (4) of which are served by electric vehicle (or EV) chargers (the “EV Chargers”)

Unreserved Parking Spaces:	One Hundred Fifty-eight (158) nonexclusive and undesignated parking spaces

Broker(s):	CBRE (Landlord’s Broker) Savills (Tenant’s Broker)

LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into by and between Landlord and Tenant as of the Lease Date. The defined terms used in this Lease Agreement which are defined in the Basic Lease Information attached to this Lease Agreement (“Basic Lease Information”) shall have the respective meanings and definitions given them in the Basic Lease Information. The Basic Lease Information, the exhibits, the addendum or addenda described in the Index of Exhibits, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as this “Lease.”

BACKGROUND

A.Maroon Office Partners II, LLC, a Colorado limited liability company (“Original Landlord”), Landlord’s predecessor-in-interest, and CSG Systems, Inc., a Delaware corporation (“CSG”), entered into that certain Office Lease dated as of September 28, 1999 initially for the first (1st), second (2nd) and third (3rd) floors of the Building consisting of Sixty-three Thousand Five Hundred Seventy-nine rentable square feet (the “Original CSG Lease”).

B.The Original CSG Lease has been amended by that certain First Amendment to Lease Agreement dated as of November 11, 1999 (the “CSG First Amendment”); that certain Second Amendment to Lease Agreement dated as of March 14, 2000 (the “CSG Second Amendment”); that certain Third Amendment to Lease Agreement dated as of September 23, 2005 (the “CSG Third Amendment”); that certain Fourth Amendment to Lease Agreement dated as of March 30, 2006 (the “CSG Fourth Amendment”); that certain Fifth Amendment to Lease Agreement dated as of April 30, 2007 (the “CSG Fifth Amendment”), which was terminated by the Sixth Amendment; that certain Sixth Amendment to Lease Agreement dated as of January 22, 2014 (the “CSG Sixth Amendment”); and that certain Seventh Amendment to Lease Agreement dated as of January 31, 2023 (the “CSG Seventh Amendment”) the Original CSG Lease, as amended by the CSG First Amendment, the CSG Second Amendment, the CSG Third Amendment, the CSG Fourth Amendment, the CSG Sixth Amendment, and the CSG Seventh Amendment, is referred to herein as the “CSG Lease”). The premises under the CSG Lease consist of the entire Building.

C.Pursuant to Section 9 of the CSG Sixth Amendment (adding a new Section 10(B) to the Original CSG Lease), CSG has exercised its right to terminate the CSG Lease effective as of July 1, 2023 (such termination being the “CSG Lease Termination ”).

D.Tenant and CSG have entered into that certain Agreement of Sublease dated as of October 20, 2017 (as amended, the “CSG Sublease”), pursuant to which Tenant currently subleases the entire Building (the “CSG Subleased Premises”). The CSG Sublease is scheduled to expire on June 30, 2023, and the Term of this Lease will commence immediately after the CSG Lease is terminated as more particularly set forth herein.

F.Landlord and Tenant have agreed to enter into this Lease for the first (1st) and second (2nd) floors of the Building after the expiration of the CSG Sublease and the termination of the CSG Lease pursuant to the CSG Lease Termination, all as more particularly set forth herein.

AGREEMENT

1.DEMISE

In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the “Premises”), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

2.PREMISES

(a)The Premises demised by this Lease are located in that certain building (the “Building”) specified in the Basic Lease Information, which Building is located in that certain real estate development (the “Project”) specified in the Basic Lease Information. The Premises have the address and contain the square footage specified in the Basic Lease Information. The location and approximate dimensions of the Premises are depicted on Exhibit A, which is attached hereto and incorporated herein by this reference. Tenant shall have the non-exclusive right (in common with the other tenants, Landlord and any other person granted use by Landlord) to use the Common Areas (as hereinafter defined), except that with respect to the Project’s parking areas (the “Parking Areas”), Tenant shall have only the rights, if any, set forth in the Basic Lease Information and in Paragraph 44 below. For purposes of this Lease, “Common Areas” means all areas and facilities outside the Premises and within the exterior boundary line of the Project that are, from time to time, provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, visitors, clients, customers and invitees. Landlord covenants and agrees to provide the Common Areas in a manner and quality substantially commensurate with that of a Comparable Building for the Term.

(b)Except as provided in this Lease, the Premises shall be leased by Tenant in “as is” condition without any improvements or alterations by Landlord unless Landlord has expressly agreed to make such improvements or alterations in a tenant improvement work letter attached hereto as Exhibit B (the “Work Letter”). If Landlord has agreed to make any such improvements or alterations, then the Premises demised by this Lease and the Common Areas shall include any Landlord Work (as that term is defined in the Work Letter) to be constructed by Landlord. Landlord shall construct any Landlord Work on the terms and conditions set forth in the Work Letter. Landlord and Tenant agree to and shall be bound by the terms and conditions of the Work Letter, if any.

(c)Notwithstanding anything contained in this Lease to the contrary, Landlord represents and warrants that, to Landlord’s current actual knowledge, as of the Lease Date, the Premises and all structural elements and Building Systems (as defined herein) (including, without limitation, the electrical, HVAC, and mechanical and plumbing systems, and including any portions of those systems that exclusively service the Premises), the fire and life safety systems and the path of travel requirements will be (i) in good working order and condition; and (ii) are in compliance with all Laws. If the Premises, structural elements or systems do not comply with the foregoing as of the Lease Date, Landlord shall not be in default, but agrees to perform, at its sole cost and expense, without reimbursement from Tenant, all necessary work to bring the Premises, structural elements or systems in compliance herewith; provided, however, that the foregoing will not be an ongoing warranty after the Lease Date, and if such items require repair or replacement due to failure after the Lease Date, then Landlord will be entitled to reimbursement for such costs to the extent permitted in accordance with this Lease.

(d)To the extent Tenant performs the Tenant Improvements (as that term is defined the Work Letter) prior to the Commencement Date, Tenant will conduct them pursuant to the Work Letter attached to this Lease, but also as “Alterations” under Section 10 of the Original CSG Lease. The CSG Seventh Amendment approves Tenant’s performance of the Tenant Improvements per the terms of the CSG Sublease and Landlord’s performance of the Landlord Work.

(e)Landlord has the right, in its commercially reasonable discretion exercised in a manner commensurate with that of owners of Comparable Buildings, from time to time, to (provided that the same are commensurate with that of Comparable Buildings): (i) make changes to the Common Areas, the Building and/or the Project, including, but not limited to, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, ingress, egress, direction of driveways, entrances, hallways, corridors, lobby areas and walkways; (ii) close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (iii) add additional buildings and improvements to the Common Areas or remove existing buildings or improvements therefrom; (iv) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof, and (v) do and perform any other acts, alter or expand, or make any other changes in, to or with respect to the Common Areas, the Building and/or the Project as Landlord may deem appropriate. Without limiting the foregoing, but subject to the same limitations outlined above, Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, meters, and equipment for service to the Premises or to other parts of the Building which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building which are located within the Premises or elsewhere in the Building. Landlord shall use reasonable efforts while conducting any of the foregoing activities to minimize any interference with Tenant’s use of the Premises, but Landlord shall not be subject to liability nor shall Tenant be entitled to any compensation or abatement or diminution of Rent (as defined below) as a result of such activities, alterations or changes, except as expressly provided in this Lease; provided, however, that Landlord shall not exercise any of the foregoing rights or any other reserved rights in a manner that will unreasonably (A) affect Tenant’s use and occupancy of the Premises for the Permitted Use hereunder; (B) increase Tenant’s obligations hereunder; (C) decrease Tenant’s rights hereunder; and/or (D) impair access, views, light or parking in and for the Premises or the signage for the Premises, if any.

(f)No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease. Noise, dust or vibration or other incidents to construction of improvements on lands adjacent to the Building, whether or not owned by Landlord, shall in no way affect this Lease or impose any liability on Landlord. Landlord shall have the absolute right at all times, including an emergency situation, to limit, restrict, or prevent access to the Premises, the Building, and/or the Project in response to an actual, suspected, perceived, or publicly or privately announced health or security threat.

3.TERM

The term of this Lease (the “Term”) shall commence on July 1, 2023 (the “Commencement Date”) and shall terminate on December 31, 2028 (the “Expiration Date”).

4.RENT

(a)Base Rent. Tenant shall pay to Landlord, in advance on the first day of each month of the Term, without further notice or demand and without abatement, offset, rebate, credit or deduction for any reason whatsoever, except as otherwise provided in this Lease, the monthly installments of rent specified in the Basic Lease Information (the “Base Rent”).

Upon execution of this Lease, Tenant shall pay to Landlord the Security Deposit and Prepaid Base Rent to be applied toward Base Rent for the month(s) of the Term specified in the Basic Lease Information.

As used in this Lease, the term “Additional Rent” means all sums of money, other than Base Rent, that shall become due from and payable by Tenant pursuant to this Lease, and “Expenses” means the total of Operating Expenses, Insurance Expenses, Utility Expenses, and Taxes.

(b)Additional Rent.

(1)During the Term, in addition to the Base Rent, Tenant shall pay to Landlord as Additional Rent, in accordance with this Paragraph 4, (A) Tenant’s Proportionate Share of the total dollar increase, if any, in Operating Expenses (as defined below) attributable to each Computation Year (as defined below) over Base Operating Expenses (as defined below), (B) Tenant’s Proportionate Share of the total dollar increase, if any, in Insurance Expenses (as defined below) attributable to each Computation Year over Base Insurance Expenses (as defined below), (C) Tenant’s Proportionate Share of the total dollar increase, if any, in Utility Expenses (as defined below) attributable to each Computation Year over Base Utility Expenses (as defined below), and (D) Tenant’s Proportionate Share of the total dollar increase, if any, in Taxes (as defined below) attributable to each Computation Year over Base Taxes (as defined below). If during any Computation Year, Operating Expenses, Insurance Expenses, Utility Expenses or Taxes decrease below the amount of Base Operating Expenses, Base Insurance Expenses, Base Utility Expenses or Base Taxes, respectively, Tenant’s Proportionate Share of the applicable passthrough for such Computation Year shall be $0, and Tenant shall not be entitled to any decrease in Base Rent or credit against amounts due hereunder.

(2)As used in this Lease, the following terms shall have the meanings specified:

(A)“Operating Expenses” means the total reasonable costs and expenses paid or incurred by Landlord in connection with the ownership, operation, maintenance, management and repair of the Premises, the Building and/or the Project or any part thereof, including, but not limited to, all the following items, subject to the limitations below:

(i)Common Area Operating Expenses. All costs to operate, maintain, repair, replace, supervise, insure and administer the Common Areas, including any Parking Areas and all costs of resurfacing and restriping Parking Areas, owned or controlled by Landlord for the use of tenants, supplies, materials, labor and equipment used in or related to the operation and maintenance of the Common Areas, (including, signs and directories for the Building and/or the Project, landscaping (including, but not limited to, maintenance contracts and fees to landscaping consultants), amenities, sprinkler systems, sidewalks, walkways, driveways, curbs, lighting systems and security services, if any, provided by Landlord for the Common Areas, and any charges, assessments, costs or fees levied by any association or entity of which the Project or any part thereof is a member or to which the Project or any part thereof is subject.

(ii)Parking Charges; Public Transportation Expenses. Any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Building or the Project, and the cost of maintaining any public transit system, vanpool, transportation management program, or other public or semi-public transportation requirements imposed in connection with Landlord’s ownership and operation of the Building and/or the Project.

(iii)Maintenance and Repair Costs. All costs to maintain, repair, and replace the Premises, the Building and/or the Project or any part thereof and the personal property used in conjunction therewith (including insurance deductibles) and including, but not limited to: (a) all costs paid under maintenance, management and service agreements such as contracts for janitorial, security and refuse removal; (b) all costs to maintain, repair and replace the roof coverings of the Building or the Project or any part thereof; (c) all costs to monitor, maintain, repair and replace the heating, ventilation, air conditioning, plumbing, sewer, drainage, electrical, fire protection, escalator, elevator, life safety and security systems and other mechanical, electrical and communications systems and equipment serving the Premises, the Building and/or the Project or any part thereof (collectively, the “Building Systems”); (d) the cost of all cleaning and janitorial services and supplies, the cost of window glass replacement and repair; (e) the cost of maintenance, depreciation and replacement of machinery, tools and equipment (if owned by Landlord) and for rental paid for such machinery, tools and equipment (if rented) used in the operation or maintenance of the Building; and (f) costs of energy audits and commissioning the Building for purposes of improving energy efficiency and of applying for, obtaining, maintaining, managing, and reporting associated with the Building’s Sustainability Practices and the applicable Green Building Standards, if any (as those terms are defined below), but only to the extent (1) intended to reduce (or avoid increases in) Operating Expenses, but only to the extent of the cost savings reasonably anticipated by Landlord (based upon sound documentation) to result therefrom at the time of such expenditure to be incurred in connection therewith, (2) reasonably necessary as a result of government-mandated energy conservation measures or energy usage requirements; and/or (3) reasonably necessary in order to comply with government-mandated emission reductions (the costs described in clauses (2) and (3), as and only to the extent government-mandated, are, collectively, the “Required Sustainability Practices”).

(a)As used in this Lease, the term “Building’s Sustainability Practices” means the operations and maintenance practices for the Building, whether incorporated into the Building’s Rules and Regulations, Construction Rules and Regulations, separate written sustainability policies or otherwise reasonably implemented by Landlord with respect to the Building or the Project, as the same may be revised from time to time, addressing, among other things: energy efficiency; energy measurement and reporting; water usage; recycling, composting, and waste management; indoor air quality; and chemical use.

(b)As used in this Lease, the term “Green Building Standards” means one or more of the following: the U.S. EPA’s Energy Star® Portfolio Manager, the Green Building Initiative’s Green Globes™ building rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED®) building rating system, the ASHRAE Building Energy Quotient (BEQ), the Global Real Estate Sustainability Benchmark (GRESB), or other standard for high performance buildings adopted by Landlord with respect to the Building or the Project, as the same may be revised from time to time.

(iv)Life Safety and Security Costs. All costs to install, maintain, monitor, repair and replace all life safety systems, including, but not limited to: (a) all fire alarm systems, serving the Premises, the Building, and/or the Project or any part thereof (including all maintenance contracts and fees payable to life safety consultants) whether such systems are or shall be required by Landlord’s insurance carriers, Laws (as hereinafter defined) or otherwise; and (b) all costs of security and security systems at the Project, including, but not limited to, (i) wages and salaries (including management fees) of all employees engaged in the security of the Project, (ii) all supplies, materials, equipment, and devices used in the security of the Project, and any upgrades thereto, and (iii) all service or maintenance contracts with independent contractors for Project security, including, but not limited to, alarm service personnel, security guards, watchmen, and any other security personnel.

(v)Management and Administration. All costs for management and administration of the Premises, the Building, and/or the Project or any part thereof, including, but not limited to, fees and costs for property management services, accounting, auditing, sustainability measuring, monitoring and reporting, billing, postage, salaries and benefits for all employees and contractors engaged in the management, operation, maintenance, repair and protection of the Building and the Project up to the level of property manager, whether located at the Project or off-site, payroll taxes and legal and accounting costs and fees for licenses and permits related to the ownership and operation of the Project. Notwithstanding anything contained herein to the contrary, Tenant’s Proportionate Share of any Landlord’s management and other fees and any administrative fees shall not exceed four percent (4%) of the gross Rent of the Project.

(vi)Capital Improvements. Amounts paid for capital improvements or other costs incurred in connection with the Building or the Project (a) which are intended to reduce (or avoid increases in) Expenses, but only to the extent of the cost savings reasonably anticipated by Landlord (based upon sound documentation) to result therefrom at the time of such expenditure to be incurred in connection therewith (collectively, “Cost-Saving Capital Improvements”), or (b) that are required by a governmental authority subsequent to the Lease Date (“Government-Required Capital Improvements”, and with Cost-Saving Capital Improvements, collectively, the “Permitted Capital Improvements”); provided, however, unless required by Laws or in order to comply with Landlord’s repair and maintenance obligations under this Lease, in no event shall Permitted Capital Improvements include (1) cosmetic capital improvements to the Project or Building, or (2) the replacement of any Building or Project structure (other than sealants in any Building’s curtain walls). Expenditures for Cost-Saving Capital Improvements shall be amortized over the applicable pay-back period based on the cost and estimated savings of the applicable Cost-Saving Capital Improvement; expenditures for Government-Required Capital Improvements shall be amortized over the useful life of such Permitted Capital Improvement (as determined by Landlord’s accountants in accordance with Institutional Owner Practices (as defined below)). Tenant shall only be responsible for payment as Expenses of such Permitted Capital Improvement which are amortized during the Term. If Landlord is required to amortize a Permitted Capital Improvement, the cost shall be amortized with an interest factor on the unamortized cost of such item equal to eight percent (8%) per annum. “Institutional Owner Practices” means sound accounting and property management principles consistently applied which are consistent with the practices of the majority of the owners of similarly situated buildings located in Denver metropolitan area that are Comparable Buildings.

(vii)Compliance with Laws. All non-capital costs to comply with the requirements of any Laws.

Notwithstanding anything in this Paragraph 4(b) to the contrary, Insurance Expenses, Utility Expenses and Taxes shall not be deemed to constitute “Operating Expenses” for purposes of this Paragraph 4(b)(2)(A).

(B)Exclusions from Operating Expenses. Notwithstanding anything contained herein to the contrary, Expenses and Additional Rent shall not include: (i) all costs associated with the creation and operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of Project operations) including, but not limited to, Landlord’s general corporate overhead and general administrative expenses or such costs that would be normally included in a management fee (e.g., placement/recruiting fee for employees, corporate accounting, health/sports club dues, employee parking and transportation charges, tickets to special events, bank charges, etc.); (ii) costs incurred by Landlord in connection with the original design and construction of the Building or in connection with correcting any defects in the initial construction of the Building, the Common Areas and/or the Project, and costs that were actually paid by Landlord’s warranty; (iii) capital costs, except for Permitted Capital Improvements (as defined below); (iv) the costs of contract services provided by Landlord or its subsidiaries or affiliates, together with overhead or profits paid to subsidiaries or affiliates of Landlord, or to any party as a result of a non‐competitive selection process, for management or other services to the Building and/or Project, or for supplies or other materials, to the extent that the costs of such services, supplies, or materials exceed the costs that would have been paid had the services, supplies or materials been provided by parties unaffiliated with the Landlord on a competitive basis and are consistent with those incurred by Comparable Buildings; (v) except for the management fee outlined above, wages, salaries and other compensation paid to any executive employee of Landlord and/or Landlord’s property manager (and/or executive employee of any agents of Landlord engaged in management of the Building or Project) above the grade of Building manager; (vi) any cost or expense related to removal, cleaning, abatement or remediation of (1) Hazardous Materials (as defined herein), including without limitation, hazardous substances in the ground water or soil (or vapors or other air quality contaminants arising from Hazardous Materials in the groundwater or soils), whether or not such removal is required by Laws, or (2) mold, yeast, fungi or other similar biological agent, whether visible or invisible, or hidden, that exceeds permissible or regulated limits, requires remediation or abatement; (viii) Landlord’s gross receipts taxes, personal and corporate income taxes, inheritance and estate taxes, other business taxes and assessments, franchise, gift and transfer taxes; (ix) any fines, costs, penalties or interest resulting from the negligence, misconduct (including illegal activities) or omission of the Landlord, any other tenant, or any of their respective agents, contractors, or employees; (x) any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building or Project under their respective leases, except to the extent same are caused by Tenant’s failure to timely comply with its obligations under this Lease; (xi) any rental payments and related costs pursuant to any ground lease of land underlying all or any portion of the Building and/or Project and common areas; (xii) any costs, fee, dues, contributions or similar political or charitable expenses; (xiii) any rental either actual or not, for the Landlord’s and/or Landlord’s property manager’s leasing office; (xiv) acquisition costs for high‐end sculptures, paintings, or other objects of art or the display of such items, but excluding plants located in the lobby of the Building; (xv) costs incurred in connection with the original design and construction of the Building or Project; (xvi) costs for reserves of any kind; (xvii) costs incurred in connection with modifying, upgrading or replacing the Building’s telecommunication system; (xviii) except for Permitted Capital Improvements, payments of principal, finance charges or interest on debt or amortization on any mortgage, deed of trust of other debt, and rental payments (or increases in same) under any ground or underlying lease or leases (except to the extent the same may be made to pay or reimburse, or may be measured by real estate taxes); (xix) interest, amortization payments, late charges, fees and other charges on any mortgage or other evidence of indebtedness, whether or not secured by all or any portion of the property, except as specifically set forth above; (xx) leasing commissions, attorney’s fees and related costs, incurred by Landlord or its agents in connection with negotiations for leases with tenants, other occupants or prospective tenants or other occupants, and similar costs incurred in connection with disputes with and/or enforcement of any agreement related to the sale of the Building and/or Project, and any leases with tenants, other occupants, or prospective tenants or other occupants of the Building or Project; (xxi) “Tenant allowances,” “tenant concessions,”

work letters, and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Project, or vacant, leasable space in the Project, including space planning/interior design fees for the same; (xxii) except for Permitted Capital Improvements, depreciation, other “non-cash” expense items or amortization of capital improvements; (xxiii) except as otherwise set forth in the Lease, compensation paid to clerks, attendants or other persons in commercial concessions (such as a snack bar, restaurant or newsstand), if any, operated by Landlord or any subsidiary or affiliate of Landlord); (xxiv) unless it becomes customary for this insurance to be carried by landlords in Comparable Buildings, premiums and other charges with respect to terrorism insurance and earthquake insurance (unless required by Landlord’s lender or is obtained by Landlord as part of an insurance program covering a portfolio of properties with discounted pricing due to such portfolio); (xxv) costs of repairs, replacements or other work occasioned by fire, windstorm or other casualty, or the exercise by governmental authorities of the right of eminent domain to the extent of insurance proceeds received; (xxvi) legal fees, however incurred, except to the extent such legal fees were intended to reduce Expenses; (xxvii) costs of electricity for the common areas that is directly billed to, or specifically requested by, any tenant of the Project, and/or any HVAC outside of normal business hours provided to any tenant of the Building; (xxviii) rentals and other related operating expenses, if any, incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of capital nature, except temporary rentals and related expenses for a reasonable period to keep permanent systems in operation while Landlord is diligently proceeding with necessary repairs; (xxix) any bad debts loss, rent loss or reserves for bad debts or rent loss or operating reserves; (xxx) attorneys’ fees awarded to any tenant pursuant to any lease, or incurred as a result of Landlord’s negligence, misconduct or failure to maintain any insurance required of Landlord under this Lease or any other lease or occupancy agreement; (xxxi) any costs or expenses that are incurred directly or indirectly with respect to Landlord’s indemnity obligations under this Lease or any other lease or occupancy agreement related to the Building or Project; (xxxii) coastal windstorm or flood insurance deductibles, if any; (xxxiii) impact or development fees; (xxxiv) tap-in or connection fees; (xxxv) fines, interest and penalties incurred due to the late payment of Expenses due to the negligence or intentional omission of Landlord; (xxxvi) any costs of any services sold or provided to other occupants for which Landlord is entitled to be reimbursed by such other occupants as an additional charge or rental over and above the basic rent (and escalations thereof); and (xxxvii) costs, fees and expenses for the operation, maintenance and management of any parking that are recovered by Landlord by the revenues from such parking, it being the intent that Operating Expenses may include such costs, fees and expenses to the extent the same are not otherwise recovered by revenues.

(C)“Insurance Expenses” means the total costs and expenses paid or incurred by Landlord in connection with obtaining insurance on the Premises, the Building and/or the Project or any part thereof or interest therein, including, but not limited to, premiums for “Causes of Loss – Special Form” property insurance, commercial general liability insurance, rent loss or abatement insurance, flood or surface water coverage, and other insurance as Landlord deems necessary provided that the same in all instances is comparable to the insurance being obtained for Comparable Buildings using Institutional Owner Practices (as defined below), and any commercially reasonable deductibles paid under policies of any such insurance. The foregoing shall not be deemed an agreement by Landlord to carry any particular insurance relating to the Premises, Building, or Project.

(D)“Utility Expenses” means the cost of all water, gas, sewers, oil and other utilities (individually, “Utility” and collectively, “Utilities”), including any surcharges, and any amounts, taxes, charges, surcharges, assessments or impositions levied, assessed or imposed upon the Premises, the Building and/or the Project or any part thereof, or upon Tenant’s use and occupancy thereof, as a result of any rationing of Utility services or restriction on Utility use affecting the Premises, the Building and/or the Project, as provided in Paragraph 5 below; provided, however, that the foregoing will specifically exclude any administrative fees or mark up associated with such Utility services. Notwithstanding the foregoing, Utility Expenses will expressly exclude the cost of electricity for standard office operations. There shall be no duplication of costs for reimbursements in calculating Expenses. Landlord shall calculate all Expenses in accordance with Institutional Owner Practices.

(E)“Taxes” means all real estate taxes and assessments, which shall include any form of tax, assessment (including any special or general assessments and any assessments or charges for Utilities or similar purposes included in any tax bill for the Building or the Project or any part thereof imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is determined by the area of the Premises, the Building and/or the Project or any part thereof, or the Rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, (i) any gross income, gross receipts or excise tax levied by any of the foregoing authorities with respect to receipt of Rent and/or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises, the Building and/or the Project or any part thereof, (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building and/or the Project; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Building and/or the Project, whether or not now customary or within the contemplation of the parties; or surcharged against the Parking Areas. “Taxes” shall also include legal and consultants’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Taxes, Landlord specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any Taxes, limited, however, to the amount of reduction of Taxes. Notwithstanding anything contained herein to the contrary, Taxes will not include (i) any inheritance, estate, succession, transfer, gift, franchise, corporate, income or profit tax or capital levy imposed upon Landlord; (ii) any ad valorem real property taxes and assessments levied upon or with respect to any separately assessed premises; (iii) any estate or death tax imposed on Landlord or with respect to the Premises as a result of the death of Landlord or its partners; (iv) any special assessments levied for improvements made by or at the request of Landlord regardless when levied or any special assessments levied for improvements benefiting the Building or Project that were levied before the initial completion thereof; (v) any taxes or special assessments attributable to any undeveloped portion to the Project (or any land adjacent to the Project); (vi) any charges in the nature of impact fees attributable to Landlord’s development of the Project (or of a project which is adjacent to the Project); or (vii) the amount by which any tax or assessment exceeds the amount Landlord would pay if the Building were Landlord’s sole asset and the rents therefrom its sole income. With respect to any special assessment or charge which would otherwise be included in Taxes and which may be paid in installments, Tenant shall be responsible to pay only those installments, or parts of installments, which would have become due and payable during the Term of this Lease had the payments been made in installments over the maximum permitted time period. In addition and notwithstanding anything contained herein to the contrary, Taxes will not include fees or other charges levied upon or with respect to the rents and additional charges payable by tenants of the Project and imposed by any city, county, special district or other taxing authority having jurisdiction (“Rent Taxes”) unless such Rent Taxes are assessed, levied or imposed in replacement of, or in lieu of, real property taxes otherwise payable hereunder, in which event Taxes shall include Rent Taxes for all purposes under this Lease or unless applicable Laws requires that such rent taxes be paid by tenants. Tenant will have the right to contest any personal property taxes payable by Tenant, provided Tenant (1) provides Landlord with written notice of such contest, and (2) makes timely payment of the contested Taxes or special assessments hereunder. Landlord will contest Taxes if, in Landlord’s reasonable judgment, it is prudent to conduct such contest, and it will be conclusive evidence that Landlord’s judgment is reasonable if Landlord does not contest Taxes after consulting with a third-party tax consultant (including, without limitation, a national tax consulting firm) who has advised that a contest would not be worthwhile.

(F)“Base Year” means the calendar year specified in the Basic Lease Information.

(G)“Base Operating Expenses” means the amount of Operating Expenses for the Base Year.

(H)“Base Insurance Expenses” means the amount of Insurance Expenses for the Base Year.

(I)“Base Taxes” means the amount of Taxes for the Base Year.

(J)“Base Utility Expenses” means the amount of Utility Expenses for the Base Year.

(K)“Computation Year” means each twelve (12) consecutive month period commencing January 1 of each year during the Term following the Base Year.

(L)“Expense Adjustment Deadline” means June 1 of the calendar year following the year in which this Lease expires or terminates. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no obligation to pay any Expenses to Landlord which are first billed by Landlord after the Expense Adjustment Deadline; provided, however, nothing contained herein shall be deemed to relieve Tenant from its liability to pay Tenant’s Proportionate Share of Expenses under this Lease which were billed by Landlord prior to the Expense Adjustment Deadline.

(c)Payment of Additional Rent.

(1)Prior to the commencement of each Computation Year or as soon thereafter as practicable (but in no event later than May 1), Landlord shall notify Tenant of Landlord’s estimate of the total amounts that will be payable by Tenant under Paragraph 4(b) for the ensuing Computation Year, and Tenant shall pay such estimated Additional Rent on a monthly basis, in advance, on the first day of each month. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. If at any time or times Landlord determines that the amounts payable under Paragraph 4(b) for the current Computation Year will vary from Landlord’s estimate given to Tenant by five percent (5%) or more, Landlord, by notice to Tenant, may revise the estimate for such Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate. By May 1 of each calendar year following the initial Computation Year, Landlord shall provide to Tenant a statement (“Annual Statement”) showing the actual Additional Rent due to Landlord under Paragraph 4(b) for the prior Computation Year. If the total of the monthly payments of Additional Rent that Tenant has made for the prior Computation Year under Paragraph 4(b) is less than the actual Additional Rent chargeable to Tenant for such prior Computation Year, then Tenant shall pay the difference in a lump sum within thirty (30) days after receipt of such Annual Statement from Landlord. Any overpayment by Tenant of Additional Rent under Paragraph 4(b) for the prior Computation Year shall, at Landlord’s option (except at the expiration of this Lease), be credited against past due or current amounts owed by Tenant or returned to Tenant in a lump sum payment within ten (10) days after delivery of such Annual Statement. Notwithstanding anything contained in this Lease to the contrary, Landlord hereby waives all right to collect Additional Rent for which an Annual Statement complying with the requirements of this Paragraph has not been submitted to Tenant within eighteen (18) months after the end of the Computation Year during which such Additional Rent was incurred.

(2)Landlord’s then-current annual operating and capital budgets for the Building and the Project or the pertinent part thereof shall be used for calculating Tenant’s monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above. Even though this Lease has expired or terminated and Tenant has vacated the Premises, with respect to the year in which this Lease expires or terminates, subject to the provisions of this Lease, Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall remain liable to promptly return to Tenant any overpayment of Additional Rent.

(3)Landlord, in its reasonable discretion, may allocate Operating Expenses, Insurance Expenses, Utility Expenses, or Taxes among office, retail or other portions or occupants of the Project, provided that such allocation is commensurate with Institutional Owner Practices. With respect to Expenses which Landlord allocates to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Building, as adjusted by Landlord from time to time for a remeasurement of or changes in the physical size of the Building, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Building or otherwise. With respect to Expenses which Landlord allocates to the Project as a whole or to only a portion of the Project, Tenant’s “Proportionate Share” shall be, with respect to Operating Expenses, Insurance Expenses, Utility Expenses or Taxes which Landlord allocates to the Project as a whole, the percentage set forth in the Basic Lease Information as Tenant’s Proportionate Share of the Project and, with respect to Expenses which Landlord allocates to only a portion of the Project, a percentage calculated by Landlord from time to time in its reasonable discretion (and in a manner commensurate with Institutional Owner Practices) and furnished to Tenant in writing, in either case as adjusted by Landlord from time to time for a remeasurement of or changes in the physical size of the Project, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Project or otherwise. Notwithstanding the foregoing, Landlord may equitably adjust Tenant’s Proportionate Share for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Building and/or the Project that services Tenant specifically.

(4)If the average occupancy level of the Building or the Project for the Base Year and/or any subsequent Computation Year is not ninety-five percent (95%) occupied, then the Operating Expenses and Utility Expenses that vary by rates of occupancy such as utilities, trash removal and janitorial services (as opposed to those fixed expenses that do not vary by occupancy levels) (“Variable Expenses”) for such year shall be adjusted by Landlord, in its reasonable discretion and in a manner commensurate with the standards of Comparable Buildings, to reflect the Variable Expenses which would have been paid or incurred had the Building or the Project, as applicable, been ninety-five percent (95%) occupied during such year. Notwithstanding the terms of the preceding sentence, Landlord covenants and agrees that Tenant’s Proportionate Share of any adjusted Variable Expenses shall not exceed Tenant’s Proportionate Share of the actual out-of-pocket costs paid by Landlord for such variable components of Operating Expenses and Utility Expenses that vary by rates of occupancy, it being the intent of Landlord and Tenant that such adjustment of Variable Expenses shall not operate as a profit mechanism or reserve fund for the benefit of Landlord.

(5)Without limiting the foregoing terms of Paragraph 4(c), Landlord reserves the right from time to time to remeasure the Building and/or the Project in accordance with the commonly used or current or revised standards promulgated from time to time by the Building Owners and Managers Association (BOMA) or other generally accepted measurement standards utilized by Landlord consistent with Institutional Owner Practices and to thereafter adjust the Proportionate Share of Tenant and any other affected tenants of the Building and/or Project. Following receipt of written notice from Landlord of such re-measurement, the Base Rent, Tenant’s Proportionate Share of the Project, and all other future amounts payable by Tenant hereunder based upon the rentable area of the Premises shall be adjusted in accordance with the revised measurement of the Premises.

(6)Notwithstanding any contrary provision hereof, if, after Landlord’s delivery of any Annual Statement, an increase or decrease in Taxes occurs for the applicable Computation Year or Base Year (whether by reason of reassessment, supplemental assessment, error, or otherwise), Taxes for such Computation Year or the Base Year (and in the case of an adjustment in the Base Year, the Taxes for subsequent Computation Years) shall be retroactively adjusted. If, as a result of such adjustment, Tenant has underpaid or overpaid Tenant’s Proportionate Share of Taxes, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after receipt of an invoice therefor, or Landlord, at Landlord’s option, shall credit the amount of such overpayment against past due or current amounts owed by Tenant or return the overpayment to Tenant in a lump sum payment.

(d)General Payment Terms. The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, any late charges assessed pursuant to Paragraph 6 below and any interest assessed pursuant to Paragraph 46 below, are referred to collectively as the “Rent.” All Rent shall be paid in lawful money of the United States of America and through a domestic branch of a United States financial institution, by check or electronic payment. Checks are to be made payable to Two Maroon Circle Investors, LLC as managed by CBRE, Inc. and mailed to Two Maroon Circle, Bldg ID #GWN001, P.O. Box 82550, Goleta, California 93118-2550 and mailed to: at any time during the Term, or to such other person or place as Landlord may, from time to time, designate to Tenant in writing by thirty (30) days’ advance notice. Wiring instructions for electronic payments will be provided separately. Rent for any fractional part of a calendar month at the commencement or termination of the Term shall be appropriately prorated.

(e)No writing on any check, or statement in any letter or other document accompanying any payment of Rent from Tenant, and no acceptance by Landlord of less than the full amount of Rent owing, shall effect any accord and satisfaction. Any such partial payment shall be treated as a payment on account, and Landlord may accept such payment without prejudice to Landlord’s right to recover any balance due or to pursue any other remedy permitted by this Lease. Accordingly, Tenant hereby waives the provisions of Colorado Law that would permit an accord and satisfaction contrary to the provisions of this Paragraph 4(e). Tenant waives any right to specify the items against which any Rent paid is to be credited, and Landlord may apply such payments to any Rent due or past due under this Lease. No payment, receipt or acceptance of Rent following (i) any Default (which, for avoidance of doubt under this Lease, means beyond notice and cure); (ii) the commencement of any action against Tenant; (iii) termination of this Lease or the entry of judgment against Tenant for possession of the Premises; or (iv) the exercise of any other remedy by Landlord, shall cure the Default, reinstate this Lease, grant any relief from forfeiture, continue or extend the Term, or otherwise affect or constitute a waiver of Landlord’s right to or the exercise of any remedy, including Landlord’s right to terminate this Lease and recover possession of the Premises.

(f)Annual Statements Binding. Every Annual Statement given by Landlord pursuant to Paragraph 4(c) shall be conclusive and binding upon Tenant, unless within one hundred eighty (180) days after receipt of the applicable Annual Statement, Tenant shall notify Landlord, in writing, that it disputes the correctness thereof, specifying the particular respects in which the Annual Statement is claimed to be incorrect (“Expense Claim”). Pending the determination of such dispute, Tenant shall, within thirty (30) days after receipt of such Annual Statement, pay Additional Rent in accordance with Landlord’s Annual Statement and such payment shall be without prejudice to Tenant’s position.

(g)Audit Rights. Provided that Tenant timely delivers an Expense Claim to Landlord, Tenant’s Consultant (as defined below) shall have the right, at Tenant’s sole cost and expense, upon at least thirty (30) days’ prior notice to Landlord, at any time during regular business hours, to review and photocopy Landlord’s records pertaining to Expenses for the immediately preceding Computation Year only, and only to the extent reasonably necessary to evaluate the Expense Claim. The inspection of Landlord’s records must be completed within thirty (30) days after such records are made available to any private accounting, consulting or brokerage firm engaged by Tenant (“Tenant’s Consultant”) to inspect Landlord’s records shall not be compensated on a contingency basis, in whole or in part. If, following the date Landlord receives the written report of Tenant’s Consultant (the “Report Date”), Landlord disputes the findings therein, and Landlord and Tenant are not able to resolve their differences within thirty (30) days following the Report Date, the dispute shall be resolved by binding arbitration as follows: Landlord and Tenant shall each designate an independent certified public accountant, who shall in turn jointly select an independent certified public accountant (the

“Independent CPA”). Within sixty (60) days after selection, the Independent CPA shall review the relevant records relating to Tenant’s Expense Claim and determine the proper amount payable by Tenant, which determination shall be final and binding upon the parties. If the Independent CPA determines that the amount of Expenses billed to Tenant was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable, within thirty (30) days following delivery of the Independent CPA’s decision, without interest. The fees and costs of the Independent CPA shall be paid by Tenant unless the Independent CPA determines that Tenant has overpaid Expenses for the applicable Computation Year, in the aggregate, by more than four percent (4%), in which case Landlord shall pay the reasonable fees and costs of the Independent CPA. The fees and costs of Tenant’s Consultant shall be paid by Tenant unless it is determined that Tenant has overpaid Expenses for the applicable Computation Year, in the aggregate, by more than four percent (4%), in which case Landlord shall pay the fees and costs of Tenant’s Consultant, excluding travel and lodging costs, with Landlord’s obligation limited to a maximum of Five Thousand Dollars ($5,000.00). Tenant shall keep all information obtained by Tenant in connection with its review of Landlord’s records confidential and obtain the agreement of Tenant’s Consultant and the Independent CPA to keep all such information confidential. Landlord may condition inspection of Landlord’s records by Tenant’s Consultant or the Independent CPA upon receipt of an executed commercially reasonable confidentiality agreement acceptable to Landlord and Tenant. Tenant agrees that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Expenses payable by Tenant shall be as set forth in this Paragraph 4(g), and Tenant hereby waives any and all other rights pursuant to Laws to inspect such books and records and/or to contest the amount of Expenses payable by Tenant.

5.UTILITIES AND SERVICES

(a)Subject to applicable Laws and the provisions of this Paragraph 5, Landlord shall furnish or make customary arrangements with utility and service providers to furnish to the Premises the following in a manner commensurate with that of Comparable Buildings: (1) electricity for lighting and operation of low-power usage office machines; (2) cold or tepid water to points of supply in the Premises, if any, and to the Building restrooms, in volumes provided to typical office tenants in the Building; (3) elevator service; (4) heat and air conditioning from 7:00 a.m. to 6:00 p.m. on weekdays and 8:00 a.m. to 1:00 p.m. Saturdays, excluding legal holidays generally recognized by Comparable Buildings (“Normal Business Hours”); and (5) janitorial services for the Premises on weekdays (excluding legal holidays).

(b)If requested by Tenant, Landlord shall furnish heat and air conditioning at times other than Normal Business Hours upon twenty-four (24) hours’ notice, and the actual cost of such services, including labor, depreciation on equipment, administration expenses and utility costs (including electricity costs), which costs are currently $75.00 for the first hour and $35.00 for each hour thereafter, and will be subject to periodic increase, provided that any such increase is commensurate with the market for Comparable Buildings, and all such amounts shall be paid by Tenant as Additional Rent, payable concurrently with the next installment of Base Rent.

(c)Subject to the limitations in this Lease on Landlord’s reserved rights set forth in Landlord reserves the right to change the electricity provider and to provide electricity (or supplemental electricity) from alternative energy sources, e.g., solar panels, at any time and from time to time in Landlord’s sole discretion (any such provider being referred to herein as the “Electric Service Provider”). Tenant shall obtain and accept electric service for the Premises only from and through Landlord, in the manner and to the extent expressly provided in this Lease, at all times during the Term of this Lease, and Tenant shall have no right (and hereby waives any right Tenant may otherwise have) (i) to contract with or otherwise obtain any electric service for or with respect to the Premises or Tenant’s operations therein from any provider of electric service other than the Electric Service Provider, or (ii) to enter into any separate or direct contract or other arrangement with the Electric Service Provider for the provision of electrical service to the Premises. Subject to the limitations in this Lease on Landlord’s reserved rights set forth in ,Tenant shall reasonably cooperate with Landlord and the Electric Service Provider at all times to facilitate the delivery of electrical service to Tenant at the Premises and to the Building, including, but not limited to, allowing Landlord and the Electric Service Provider, and their respective agents and contractors, (i) to install, repair, replace, improve and remove any and all electric lines, feeders, risers, junction boxes, wiring, and other electrical equipment, machinery and facilities now or hereafter located within the Building or the Premises for the purpose of providing electrical service to or within the Premises or the Building, and (ii) reasonable access for the purpose of maintaining, repairing, replacing or upgrading such electrical service from time to time. Subject to the limitations in this Lease on Landlord’s reserved rights set forth in this Lease, Tenant shall provide such information and specifications regarding Tenant’s use or projected use of electricity at the Premises as shall be required from time to time by Landlord or the Electric Service Provider to efficiently provide electrical service to the Premises or the Building. Except as expressly provided in this Lease, in no event shall Landlord be liable or responsible for any loss, damage, expense or liability, including, but not limited to, loss of business or any consequential damages, arising from any failure or inadequacy of the electrical service being provided to the Premises or the Building, whether resulting from any change, failure, interference, disruption, or defect in the supply or character of the electrical service furnished to the Premises or the Building, or arising from the partial or total unavailability of electrical service to the Premises or the Building, from any cause whatsoever, or otherwise, nor shall any such failure, inadequacy, change, interference, disruption, defect or unavailability constitute an actual or constructive eviction of Tenant, or entitle Tenant to any abatement or diminution of Rent or otherwise relieve Tenant from any of its obligations under this Lease.

(d)Tenant acknowledges that the Premises, the Building and/or the Project may become subject to the rationing of Utility services and electricity or restrictions on Utility and/or electricity use as required or offered by a utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant’s tenancy and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building and/or the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant shall comply with energy conservation programs implemented by Landlord by reason of rationing, restrictions or Laws.

(e)Except as expressly provided in this Lease, Landlord shall not be liable for any loss (including, but not limited to, any injury or damage to or interference with Tenant’s business), cost, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities or electricity due to any cause whatsoever. Except as expressly provided in this Lease, no temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder. Except as expressly provided in this Lease and except for the negligence or willful misconduct of Landlord or the Landlord’s Agents (as defined below) (but subject to any mutual waiver of subrogation), in no event shall Landlord be liable to Tenant for any damage to the Premises or Tenant’s Property or for any loss of business or any damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, but not limited to, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises, the Building, or the Project.

(f)Landlord shall have no liability for the failure to provide adequate heating, ventilation or air conditioning due to the arrangement of partitioning in the Premises or changes thereto, or the failure of Tenant to keep heating, ventilation and air conditioning vents in the Premises free of obstruction. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, as well as charges for electricity to operate such machines, equipment or lighting, shall be paid by Tenant to Landlord upon billing by Landlord. In addition, Tenant will be responsible for all electrical costs of operating the EV Chargers. Tenant shall not use water, heat or air conditioning in excess of that normally supplied by Landlord. Tenant’s consumption of electricity shall not exceed the Building’s capacity considering all other tenants of the Building.

(g)Tenant shall separately arrange with, and pay directly to, the applicable telecommunications and data companies or providers, as the case may be, for the furnishing, installation and maintenance of all Tenant’s telecommunications and data services at the Premises. Except as expressly provided in this Lease and except for the negligence or willful misconduct of Landlord or the Landlord’s Agents (but subject to any mutual waiver of subrogation), Landlord shall not be liable for any damages resulting from interruption of, or Tenant’s inability to receive such service, and any such inability shall not relieve Tenant of any of its obligations under this Lease. Tenant will not install, remove or relocate computer, telecommunications or other similar data transmission equipment or lines in the plenum areas above the Premises or in any Common Areas of the Building (including, without limitation, chases, shafts or conduits) without Landlord’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. If Landlord gives such consent, all equipment must be installed within the Premises or in the plenum areas above the Premises (and not in any Building mechanical, electrical, telecommunications or similar room), and in accordance with such conditions as Landlord may reasonably impose. All telecommunications cabling and wiring shall be installed, repaired, maintained, modified, terminated, and removed at Tenant’s expense by an experienced and qualified contractor and in accordance with the Building’s riser management program then in effect. All cabling and wiring shall be appropriately installed to prevent electromagnetic fields or radiation that interferes with other cabling or wiring and shall be surrounded by a protective conduit reasonably acceptable to Landlord. Tenant shall label all telephone, computer, or other data cabling at the time of installation. Tenant shall be responsible, at Tenant’s expense, for any and all of Tenant’s telephones, printers, computers, telephone switching, telephone panels and related equipment. Landlord makes no representation to Tenant regarding the condition, security, or suitability for Tenant’s purposes of the cabling, wiring or equipment presently located within the Building. Except as expressly provided in this Lease and except for the negligence or willful misconduct of Landlord or the Landlord’s Agents (but subject to any mutual waiver of subrogation), Tenant shall protect, defend, indemnify, and hold harmless Landlord and Landlord’s Agents from and against any and all claims, damages, liabilities, cost and expenses of every kind and nature, including attorneys’ fees, incurred by or asserted against Landlord arising out of or resulting from Tenant’s installation, use, repair, maintenance or removal of telecommunications cabling or wiring. Tenant shall have no obligation to remove cabling, wiring and associated equipment installed by Tenant.

(h)Consumption Data. Tenant shall, within ten (10) days after request by Landlord, provide consumption data in a form reasonably required by Landlord for: (i) any utility billed directly to Tenant or any subtenant or licensee of Tenant; and (ii) any submetered or separately metered utility supplied to the Premises, which Landlord is not responsible for reading. If Tenant utilizes separate service providers from those of Landlord, Tenant hereby consents to Landlord obtaining the consumption data directly from such service providers and, within ten (10) days after written request, Tenant shall execute and deliver to Landlord and the service providers such written releases as the service providers may request evidencing Tenant’s consent to deliver the consumption data to Landlord.

(i)Data Center. Tenant may not operate a Data Center in the Premises without the express written consent of Landlord. The term “Data Center” shall have the meaning set forth in the U.S. Environmental Protection Agency’s ENERGY STAR® program and is a space specifically designed and equipped to meet the needs of high-density computing equipment, such as server racks, used for data storage and processing. The space may have dedicated, uninterruptible power supplies and cooling systems, and the costs for the electricity to serve the Data Center, over and above standard office electrical usage, will be paid by Tenant as Additional Rent. Data Center functions may include traditional enterprise services, on-demand enterprise services, high-performance computing, internet facilities and/or hosting facilities. A Data Center does not include space within the Premises utilized as a “server closet” or for a computer training area. In conjunction with the completion and operation of a Data Center, Tenant shall furnish the following information to Landlord:

(1)Within ten (10) days after completion, Tenant shall report to Landlord the total gross floor area (in square feet) of the Data Center measured between the principal exterior surfaces of the enclosing fixed walls and including all supporting functions dedicated for use in the Data Center, such as any raised-floor computing space, server rack aisles, storage silos, control console areas, battery rooms, mechanical rooms for cooling equipment, administrative office areas, elevator shafts, stairways, break rooms and restrooms. If Tenant alters or modifies the area of a Data Center, Tenant shall furnish an updated report to Landlord on the square footage within ten (10) days following completion of the alterations or modifications.

(2)Within ten (10) days following the close of each month of operation of a Data Center, Tenant shall provide Landlord with monthly energy readings in a format reasonably determined by Landlord at the output of the Uninterruptible Power Supply (UPS), measured in total kWh utilized for the preceding month (as opposed to instantaneous power readings).

(j)Landlord has the right, at Landlord’s sole cost and expense (except to the extent they are Cost-Saving Capital Improvements), to install on-site power (i.e. solar fuel cells or small wind), and Tenant will cooperate as necessary with such installations. To the extent such credits are allocated to the utility provider or other third party to offset the cost of such installations or the applicable utility provider as an inducement or requirement to providing such power, Tenant shall have no right to the benefit of any such renewable energy credits resulting from on-site renewable energy generation even if Tenant uses such energy.

(k)Notwithstanding anything contained in this Lease to the contrary, if Tenant is prevented from using a Substantial Portion (as defined below) of the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord (including any remediation of any Hazardous Materials (including mold) caused by any party other than Tenant, its employees, agents or contractors), or which Landlord failed to perform, required by this Lease, which interferes with Tenant’s access to, or use of, a Substantial Portion of the Premises, (ii) any exercise by Landlord of any of Landlord’s reserved rights under this Lease, or (iii) any interruption, within the reasonable control of Landlord, of services under this Lease, utilities, parking or access to a Substantial Portion of the Premises as required by the Lease (any such set of circumstances as set forth in items (i) through (iii) above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for two (2) business consecutive days after Landlord’s receipt of any such notice (the “Eligibility Period”), then the Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using bears to the total rentable area of the Premises. In the event of any Abatement Event, Landlord shall use commercially reasonable prompt and diligent efforts to commence and complete the repairs or work needed to minimize the impact to Tenant of such Abatement Event. “Substantial Portion” shall mean (1) any portion of the Premises consisting of Five Thousand (5,000) or more contiguous square feet, (2) all reasonable means of access to the Premises, or (3) any material portion of the parking area or other area in the Project for which Tenant has an express right to use and/or occupy, whether by license or other specified right set forth in the Lease with the applicable abatement tied to the number of Tenant’s employees or agents who are actually affected by such interruption in parking. The foregoing provisions regarding Abatement Events shall not apply in case of damage to or destruction of the Premises. No abatement of rent as hereinabove described will apply to the extent such Abatement Event is the direct result of any Tenant alterations or the negligence or willful misconduct of Tenant.

6.LATE CHARGE

Late payment of Base Rent or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Base Rent or other sums due from Tenant are not received by Landlord or by

Landlord’s designated agent within five (5) days after their due date, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment and shall not be construed as a penalty. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease. Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to pay any late charge hereunder until Landlord has given Tenant five (5) days’ written notice of the delinquent payment (which may be given at any time during the delinquency); provided, however, that such written notice shall not be required more than two (2) times in any twelve (12)-month period.

7.SECURITY DEPOSIT

Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the security deposit (the “Security Deposit”) specified in the Basic Lease Information as security for the full and faithful performance of each and every term, covenant and condition of this Lease. Landlord may use, apply or retain the whole or any part of the Security Deposit as may be reasonably necessary (a) remedy any Default by Tenant under this Lease, (b) to reimburse Landlord for the payment of any amount which Landlord may reasonably spend or be required to spend by reason of Tenant’s Default, and (c) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s Default. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to any interest thereon. If Landlord so uses or applies all or any portion of the Security Deposit, then within ten (10) days after written demand therefor, Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full extent of the required amount, and if such failure continues after such ten (10) day period for five (5) days after Landlord delivers a second notice to Tenant, then Tenant’s failure to so restore the Security Deposit shall be a Default under this Lease, without any further notice or cure period. If Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Security Deposit to Landlord’s successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Security Deposit. Within sixty (60) days following the later of the expiration or termination of this Lease or Tenant’s surrender of the Premises, Landlord shall return the Security Deposit to Tenant, or, at the option of Landlord, to the last assignee of Tenant’s interest in this Lease, after first deducting any amounts owing to Landlord per the terms hereof.

8.POSSESSION; COMPLETION OF THE LANDLORD WORK

(a)Tenant’s Right of Possession. Subject to Landlord’s obligations to complete the Landlord Work and Paragraph 8(b), Tenant will continue possession of the Premises immediately after the expiration of the CSG Lease.

(b)Delay in Completing the Landlord Work. If, for any reason whatsoever, Landlord has not Substantially Completed (as defined in the Work Letter) the Landlord Work on or before the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord, or Landlord’s agents, advisors, employees, partners, shareholders, directors, invitees, independent contractors or Landlord’s manager (collectively, “Landlord’s Agents”)

be liable to Tenant for any loss or damage resulting therefrom. Subject to any contrary provisions in the Work Letter, Tenant shall not be liable for Rent until Landlord has Substantially Completed the Landlord Work, and if Tenant’s payment of Rent is postponed in accordance with the foregoing, the Expiration Date shall be extended by the same number of days that elapsed after the previously scheduled date that Rent was scheduled to commence until the Landlord Work was Substantially Completed.

(c)Surrender of Remaining Portion of CSG Subleased Premises. For avoidance of doubt, as of June 30, 2023 (i.e., the date immediately prior to the Commencement Date), Tenant will surrender, in accordance with the CSG Sublease, all portions of the CSG Subleased Premises that are not part of this Lease (i.e., the common areas on the first (1st) floor and the entire third (3rd) and fourth (4th) floors), subject, however, to Tenant’s rights under Paragraph 61 below.

9.USE OF PREMISES; COMPLIANCE WITH LAWS

(a)Permitted Use. The use of the Premises by Tenant and Tenant’s assignees and subtenants and their respective agents, employees, partners, shareholders, directors, and contractors (collectively, “Tenant’s Agents”) shall be solely for the Permitted Use specified in the Basic Lease Information and for no other use. Tenant shall not permit any waste or any unreasonably objectionable or unreasonably unpleasant odor, smoke, dust, gas, noise or vibration to emanate from the Premises. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by Laws (as hereinafter defined), for any purpose that would invalidate the insurance or increase the premiums for insurance on the Premises, the Building or the Project. If any of Tenant’s office machines or equipment disturb any other tenant in the Building, then Tenant shall provide adequate insulation or take such other action as may be necessary to eliminate the noise or disturbance. Tenant shall pay to Landlord, as Additional Rent, any increases in premiums on policies resulting from Tenant’s Permitted Use or any other use or action by Tenant or Tenant’s Agents which increases Landlord’s premiums or requires additional coverage by Landlord to insure the Premises. Tenant shall not allow occupancy density greater than that permitted by Laws (“Maximum Density”). Tenant agrees not to overload the floor(s) of the Building. Tenant shall not use the Premises in any manner that will cause the Building or any part thereof not to conform to Required Sustainability Practices; provided, however, that in no event will Required Sustainability Practices have the effect of preventing Tenant from conducting its business at the Premises in a manner consistent with the Permitted Use.

(b)Compliance with Governmental Regulations and Private Restrictions. Except as set forth in Paragraph 9(c) below and subject to the express limitations elsewhere stated in this Lease, Tenant and Tenant’s Agents shall, at Tenant’s expense, faithfully observe and comply with (i) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders (collectively, “Laws”), now in force or which may hereafter be in force pertaining to the use, condition, configuration or occupancy of the Premises, or Tenant’s use of the Building or the Project, including reasonably cooperating with Landlord to comply with such Laws, and including, but not limited to, making all modifications required within the Premises, whether or not presently foreseeable; (ii) all recorded covenants, conditions and restrictions affecting the Project (“Private Restrictions”) now in force or which may hereafter be in force; (iii) the requirements of any board of fire underwriters or similar body now or in the future constituted; (iv) the Rules and Regulations (as defined in Paragraph 41 of this Lease); and (v) the Required Sustainability Practices. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Laws or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant. Notwithstanding the foregoing or anything contained in this Lease to the contrary, Tenant shall not be required to make or pay for (1) structural repairs, improvements or modifications, or (2) capital improvements or modifications to the utility or building service equipment not exclusively serving the Premises and same shall be performed by Landlord, unless required (A) as a consequence of Tenant’s particular manner of use or occupation of the Premises, (B) due to the uninsured negligent acts or omissions of Tenant or any agent, employee, or contractor of Tenant, or (C) due to Tenant’s alteration or improvements to the Premises.

(c)Compliance with Accessibility Laws. The Premises, the Building and the Project are subject to, among other Laws, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, and all regulations and guidelines related thereto, together with any and all similar laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the “Accessibility Laws”). Any Alterations (as defined in Paragraph 12(a)) to be constructed hereunder shall comply with the requirements of all Laws, including, but not limited to, Accessibility Laws, and all costs incurred to comply therewith shall be a part of and included in the cost of the Alterations. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Alterations strictly complies with all requirements of all Laws, including, but not limited to, Accessibility Laws. Subject to reimbursement pursuant to Paragraph 4 above (if and to the extent expressly permitted by the terms thereof), if any barrier removal work or other work is required to cause the Common Areas, the structure of the Building or the Project or the Building Systems to comply with Laws, including, but not limited to Accessibility Laws, then such work shall be the responsibility of Landlord; provided that if such work is required as a result of Tenant’s use of the Premises or any work or Alteration made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Notwithstanding the foregoing provisions of this Paragraph 9(c), Tenant acknowledges that the Building or the Project may have certain non-compliant features which have been legally grandfathered, and that, unless required by governmental authority, Landlord may, but shall not be obligated to, upgrade or otherwise correct such non-compliance pursuant to this Paragraph 9(c) or any other provision of this Lease.

Except as otherwise expressly provided in this provision, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of Accessibility Laws due to Tenant’s construction or installation of the Tenant Improvements and/or Tenant’s particular use of the Premises (as opposed to general office use). Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of (as applicable), any written notices alleging violation of Accessibility Laws relating to any portion of the Premises, the Building or the Project; any claims made in writing regarding noncompliance with Accessibility Laws and relating to any portion of the Premises, the Building or the Project; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with Accessibility Laws and relating to any portion of the Premises, the Building or the Project.

(d)Roof Access. At no time during the Term shall Tenant have access to the roof of the Building or have the right to install, operate or maintain a satellite-earth communications station (antenna and associated equipment), microwave equipment and/or an FM antenna or any other equipment on the Building or the Project. Notwithstanding the foregoing, to the extent the installation, maintenance or removal of Exterior Signage (as defined below) reasonably requires access to the roof of the Building, Tenant will have the right to access the roof of the Building after appropriate notice to Landlord, subject to Paragraph 18.

(e)24-Hour Access. Tenant and its employees and agents will have access to the Premises twenty-four (24) hours per day, every day of the Term (as long as Tenant’s right to possession of the Premises has not been terminated), subject to Landlord’s reasonable security measures, if any.

10.ACCEPTANCE OF PREMISES

By its execution hereof, except as provided in this Lease, Tenant acknowledges that it has occupied the Premises prior to the Commencement Date and had the opportunity to fully inspect the Premises. Tenant hereby certifies, to Tenant’s current actual knowledge, to Landlord that neither Tenant nor any of its employees, agents, or contractors observed or has any knowledge of any mold, mildew, Mold Conditions (as hereinafter defined) or moisture within the Premises.

Except as provided in this Lease, Tenant accepts the Premises as suitable for Tenant’s intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord or Landlord’s Agents as to the condition, use or occupancy which may be made thereof or the compliance of the Premises with applicable Laws, including Accessibility Laws.

11.SURRENDER

On the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord (a) in good condition and repair (damage by acts of God, fire, casualty, condemnation, Landlord’s repair obligations and ordinary wear and tear excepted). In addition, on or before the expiration or sooner termination of this Lease, Tenant, at Tenant’s expense, shall remove the following items and repair any damage caused by such removal(damage by acts of God, fire, casualty, condemnation, Landlord’s repair obligations and ordinary wear and tear excepted):  all of Tenant’s Property (as defined in Paragraph 15(b)) and Tenant’s signage from the Premises, the Building or the Project; and (ii) subject to the provisions of Paragraph 12, any Required Removal Alterations (as defined below) made by or on behalf of Tenant and designated by Landlord for removal. Tenant’s removal and disposal of items pursuant to this Paragraph 11 must comply with Laws. All Tenant Improvements and Alterations (other than the Required Removal Alterations) shall remain in the Premises as the property of Landlord. Any of Tenant’s Property not so removed by Tenant shall be deemed abandoned and may be stored, removed, and disposed of by Landlord, at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property; provided that

Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant.

12.ALTERATIONS AND ADDITIONS

(a)Subject to Paragraph 12(j), Tenant shall not make, or permit to be made, any alteration, addition or improvement (individually, an “Alteration” and collectively, the “Alterations”) to the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which affects the structural portions of the Premises, the Building or the Project, or affects the Building Systems or any portion thereof. “Construction Rules and Regulations” means Landlord’s standard rules and regulations relating to construction and alterations, as updated and revised from time to time, provided that the same are subject to the same limitations elsewhere stated in this Lease concerning rules and in no event shall the Construction Rules and Regulations require any security, deposits or performance bonds.

(b)Any Alteration to the Premises shall be made at Tenant’s sole cost and expense, in compliance with (i) all applicable Laws and all requirements requested by Landlord, including, but not limited to, the requirements of any insurer providing coverage for the Premises, the Building or the Project or any part thereof and (ii) the Required Sustainability Practices, to the extent applicable. All Alterations shall be completed in accordance with plans and specifications approved in writing by Landlord, and shall be constructed and installed in a good and workmanlike manner by a licensed and reputable contractor with experience office tenant improvement work similar in scope. In connection with any Alteration, Tenant shall deliver plans and specifications therefor to Landlord. No review by Landlord of such plans and specifications shall be deemed to create any liability of any kind on the part of Landlord or to constitute a representation on the part of Landlord or any professional consulted by Landlord in connection with such review and approval, that such plans and specifications are correct or accurate, or comply with applicable Laws. Tenant acknowledges and agrees that Tenant, at Tenant’s expense, is responsible for performing all accessibility and other work required to be performed in connection with the Alterations, including, but not limited to, any “path of travel” or other work outside the Premises resulting from the Alterations. Before Alterations may begin, valid building permits and any other required permits or licenses must be furnished to Landlord, and, once the Alterations begin, Tenant will diligently and continuously pursue their completion. Landlord shall have the right (but not an obligation) to monitor construction of the Alterations, and to require corrections of faulty construction or any material deviation from the plans for such Alterations as approved if and only to the extent the Alterations impact Building Systems and/or the structural aspects of the Building, and Tenant shall reimburse Landlord for its third-party, actual, out-of-pocket costs for such monitoring.

(c)Tenant (or Tenant’s general contractor) shall maintain during the course of construction, at its sole cost and expense, builders’ risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition, Tenant shall ensure that its general contractor and its subcontractors for so-called major trades (the “Major-Trade Subcontractors”)procure and maintain in full force and effect during the course of construction a commercial general liability, and if necessary, an umbrella liability policy of insurance naming Landlord Insureds as additional insureds. The minimum limit of coverage of such policy shall be not less than Five Million Dollars ($5,000,000.00) per occurrence and not less than Five Million Dollars ($5,000,000.00) per project aggregate, and the commercial general liability policy shall contain a separation of insureds endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Five Million Dollars ($5,000,000.00).

(d)All Alterations, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises or the Building, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures or Tenant’s Property. Tenant shall not be required to remove any of the proposed Alterations provided, however, that if, at the time the plans for the applicable Alterations are submitted to Landlord for approval, Landlord identifies any proposed Alterations that both (i) are uncommon for most standard office space in Comparable Buildings (by way of example only, and not to be construed as Landlord’s consent to any of the following, such uncommon Alterations would include an internal stairwell connecting portions of the Premises and not located in or connecting to the Common Areas; structural changes such as reinforced floors to support heavy equipment; and a laboratory exhaust hood vented to the outside), and (ii) Landlord requires to be removed at the expiration or earlier termination of the Term (as applicable, such identified Alterations being “Required Removal Alterations”), then Tenant will be required to remove the Required Removal Alterations on or before the expiration or earlier termination of the Term in accordance with Paragraph 11.

(e)Notwithstanding anything herein to the contrary, before installing any equipment or lights which generate an undue amount of heat in the Premises, or if Tenant plans to use any high-power usage equipment in the Premises, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant agrees to pay the costs to Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment.

(f)Tenant shall not make any Alterations, notwithstanding consent from Landlord to do so, until Tenant notifies Landlord in writing of the date Tenant desires to commence such Alterations in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for the Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of the Alterations.

(g)Tenant shall not use or employ materials that are susceptible to the growth of mold, particularly in areas where moisture accumulation is common.

(h)All trash which may accumulate in connection with Tenant’s construction activities shall be removed by Tenant at its own expense from the Premises and the Building.

(i)Promptly following completion of any Alteration, Tenant shall furnish to Landlord “field-marked” plans therefor.

(j)Notwithstanding anything contained herein to the contrary, Tenant may perform interior, non-structural Alterations in the Premises that do not affect the Building Systems of the Building, roof or exterior walls and do not, in any one calendar year, exceed an aggregate cost of Two Hundred Fifty Thousand Dollars ($250,000.00) without Landlord’s consent, subject, however, to the other applicable provisions of this Paragraph 12 (“Permitted Alterations”).

13.MAINTENANCE TO AND REPAIRS OF PREMISES

(a)Maintenance by Tenant. Except for Landlord’s obligations as set forth in Paragraph 13(c) below, throughout the Term, Tenant shall, at its sole expense, subject to Paragraphs 5(a) and 13(c) hereof, (1) keep and maintain in good order and condition the Premises and Tenant’s Property, (2) keep and maintain in good order and condition, repair and replace all of Tenant’s security systems in or about or serving the Premises, and (3) maintain and replace all specialty lamps, bulbs, starters and ballasts. Tenant shall not do or allow Tenant’s Agents to do anything to cause any damage, deterioration or unsightliness to the Premises, the Building or the Project. All maintenance and repairs, including, but not limited to, janitorial and cleaning services, pest control and waste management and recycling performed by or on behalf of Tenant must comply with the Required Sustainability Practices, to the extent applicable.

(b)Reporting Mold Conditions. Tenant shall immediately notify Landlord in writing if it observes, suspects, or has reason to believe the presence of mold and conditions reasonably expected to give rise to or be attributed to mold or fungus, including observed or suspected instances of water damage, condensation, seepage, leaks or other water collection or penetration (from any source, internal or external), mold growth, mildew, repeated complaints of respiratory ailments or eye irritation by Tenant’s employees or any other occupants of the Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Premises (the “Mold Conditions”) exist in, at, or about the Premises or a surrounding area. In the event of suspected mold or Mold Conditions in, at, or about the Premises and surrounding areas, Landlord may, at Landlord’s sole cost and expense, cause an inspection of the Premises to be conducted, during such time as Landlord may designate, to determine if mold or Mold Conditions are present in, at, or about the Premises.

(c)Maintenance by Landlord. Subject to the provisions of Paragraphs 13(a), 21 and 22, and further subject to Tenant’s obligation under Paragraph 4 to reimburse Landlord (if and to the extent permitted by the terms thereof), in the form of Additional Rent, for Tenant’s Proportionate Share of the cost and expense of the following items, Landlord shall repair and maintain the following in compliance with Laws and in a manner commensurate with the standards of Comparable Buildings: roof coverings; the Common Areas; any glass outside of or on the exterior of the Premises, routine maintenance of exterior walls, painting, sealing, patching and waterproofing of the exterior walls; the Building Systems serving the Premises (excluding any specialty systems installed by or for Tenant) and the Building; the Parking Areas and pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas. Subject to the Paragraphs 13(a), 21 and 22, Landlord, at its own cost and expense, shall repair and maintain the following: the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Building; provided, however, that the foregoing reference to “load bearing walls and exterior walls of the Building” will not be construed as limiting Landlord’s right to reimbursement for maintenance of glass outside of or on the exterior of the Premises, routine maintenance of exterior walls, painting, sealing, and patching and waterproofing of the exterior walls, as set forth in the first sentence of this Paragraph 13(c). Notwithstanding anything in this Paragraph 13 to the contrary, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises, the Building and/or the Project caused by or created due to any uninsured act, omission, negligence or willful misconduct of Tenant or Tenant’s Agents and to restore the Premises, the Building and/or the Project, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord within thirty (30) days after demand for all costs and expenses incurred by Landlord in connection therewith. Landlord’s obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received notice of the need for such repairs and maintenance and a reasonable time to perform such repair and maintenance. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair.

14.LANDLORD’S INSURANCE

Landlord shall purchase and keep in force a special causes of loss (all risk) property insurance policy in a full replacement value covering the Building and the Project. Landlord may also purchase and maintain such additional insurance coverage as Landlord may from time to time deem prudent, or as may be required by Landlord’s lender, including commercial general liability insurance and insurance coverage against the risks of flood damage, terrorism (but only if terrorism insurance is required by Landlord’s lender or is obtained by Landlord as part of an insurance program covering a portfolio of properties with discounted pricing due to such portfolio) or other perils, and rental loss coverage, provided that the same is in compliance with the terms of this Lease and any limitations elsewhere stated in this Lease. All insurance carried by Landlord shall be in such amounts, issued by such companies, and on such terms and conditions as Landlord may from time to time determine, and the premiums for all insurance maintained by Landlord from time to time shall be included in Insurance Expenses. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises, the Building and the Project of any insurer necessary for the maintenance of reasonable property and commercial general liability insurance, covering the Building and the Project.

15.TENANT’S INSURANCE

(a)Commercial General Liability Insurance. Tenant shall, at Tenant’s expense, secure and keep in force a commercial general liability insurance policy covering the Premises, insuring Tenant, and naming Landlord and Landlord’s property manager and lenders as additional insureds (collectively, including Landlord, “Landlord Insureds”) against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. The minimum combined limit of coverage of such policies shall be in the amount of not less than Five Million Dollars ($5,000,000.00) per occurrence and annual aggregate solely dedicated to the Premises. The commercial general liability policy shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant’s indemnification obligations in this Lease), and shall contain a separation of insureds endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least Five Million Dollars ($5,000,000.00). If the required coverage is maintained by an excess/umbrella policy, the insurance shall be excess over and no less broad than all coverages described herein. The limit of any insurance shall not limit the liability of Tenant hereunder. No policy maintained by Tenant under this Paragraph 15(a) shall contain a deductible greater than One Hundred Thousand Dollars ($100,000.00). Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry. Tenant’s commercial general liability insurance shall be written on ISO occurrence form CG 00 01 04 13 (or a substitute form providing equivalent coverage).

(b)Personal Property Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect on all of its personal property, furniture, furnishings, trade or business fixtures, cabling and equipment (collectively, “Tenant’s Property”) on the Premises, special causes of loss (all risk) property insurance in an amount equal to 100% of the full replacement cost thereof and including coverage for sprinkler leakage. The policy shall be issued on ISO form CP 1030 and shall not contain a deductible greater than Fifteen Thousand Dollars ($15,000.00). During the Term of this Lease, the proceeds from any such insurance shall be used for the repair or replacement of Tenant’s Property. Landlord shall have no interest in the insurance upon Tenant’s Property and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant respecting Tenant’s Property. Landlord will not carry insurance on Tenant’s Property.

(c)Automobile Liability. Tenant shall, at Tenant’s expense, maintain automobile liability insurance including coverage on owned, hired, and non-owned automobiles and other vehicles, if used in connection with the performance of the work, with Bodily Injury and Property Damage limits of not less than One Million Dollars ($1,000,000.00) per accident.

(d)Worker’s Compensation Insurance; Employer’s Liability Insurance. Tenant shall, at Tenant’s expense, maintain in full force and effect worker’s compensation insurance with not less than the minimum limits required by law, and employer’s liability insurance with a minimum limit of One Hundred Thousand Dollars ($100,000) per accident, and Five Hundred Thousand Dollars ($500,000) each employee by disease and One Hundred Thousand Dollars ($100,000) policy limit by disease) One Million Dollars ($1,000,000.00) per accident and disease.

(e)Business Interruption Insurance. [Intentionally Deleted].

(f)General Requirements; Evidence of Coverage. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification, except after the insurer endeavoring to provide thirty (30) days prior written notice to Landlord and the other parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord). In addition, within ten (10) days after Landlord’s request, Tenant shall provide true and complete copies of all insurance policies and endorsements required under this Lease. If Tenant does not comply with the requirements of this Paragraph 15, Landlord may, following applicable notice and a ten (10) business day cure period, at its option and at Tenant’s expense, purchase such insurance coverage to protect Landlord Insureds. The cost of such insurance shall be paid to Landlord by Tenant, as Additional Rent, within thirty (30) days after demand.

(g)Vendors’ Insurance. In addition to the insurance Tenant is required to carry under this Lease, Tenant acknowledges that Landlord will require Tenant’s vendors and contractors entering the Building to carry such insurance as Landlord shall reasonably determine to be necessary, and satisfactory evidence of such insurance must be delivered to Landlord prior to entry into the Building by such vendors and contractors.

16.INDEMNIFICATION

(a)Of Landlord. Except for the gross negligence or willful misconduct of Landlord or the Landlord’s Agents, Tenant shall defend, protect, indemnify and hold harmless Landlord and Landlord’s Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, but not limited to, reasonable attorneys’ fees, costs and disbursements) to the extent arising (1) in the Premises, (2) from any act, neglect, fault, willful misconduct or omission of Tenant or Tenant’s Agents, or from any breach or default in the terms of this Lease by Tenant or Tenant’s Agents, and (3) from any action or proceeding brought on account of items (1) or (2). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord.

(b)Of Tenant. Except to the extent of the gross negligence or willful misconduct of Tenant or the Tenant’s Agents, Landlord shall defend, protect, indemnify and hold harmless Tenant and Tenant’s Agents against and from any and all claims, suits, liabilities, judgments, costs, demands, causes of action and expenses (including, but not limited to, reasonable attorneys’ fees, costs and disbursements) to the extent arising (1) in the Common Areas; (2) from any negligence or willful misconduct of Landlord or Landlord’s Agents, and (3) from any action or proceeding brought on account of items (1) and (2). If any action or proceeding is brought against Tenant by reason of any such claim, upon notice from Tenant, Landlord shall defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant.

(c)Release. As a material part of the consideration to Landlord, except as expressly provided in this Lease, Tenant hereby releases Landlord and Landlord’s Agents from responsibility for, waives its entire claim of recovery for and assumes all risk of (i) damage to property or injury to persons in or about the Premises, the Building or the Project from any cause whatsoever (except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord’s Agents or by the failure of Landlord to observe any of the material terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after Landlord’s receipt of written notice of such failure), or (ii) loss resulting from business interruption or loss of income at the Premises. The obligations, releases and waivers of Tenant under this Paragraph 16 shall survive any termination of this Lease.

(d)No Impairment of Insurance. The foregoing indemnities shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnities.

17.SUBROGATION

Landlord and Tenant hereby mutually waive any claim against the other party and the other party’s Agent(s) for any loss or damage to any of their property located on or about the Premises, the Building or the Project that is caused by or results from perils covered by property insurance carried by the respective parties, to the extent of the proceeds of such insurance actually received with respect to such loss or damage, whether or not due to the negligence of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party shall immediately notify its insurer, in writing, of the terms of these mutual waivers and have its insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph 17 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

18.SIGNS

(a)Tenant shall not place or permit to be placed in, upon, or about the Building or the Project, any exterior lights, decorations, balloons, flags, pennants, banners, advertisements or notices without obtaining Landlord’s prior written consent, except as set forth in this Paragraph 18. Tenant shall remove any sign, advertisement or notice placed on the Premises, the Building or the Project by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises, the Building or the Project caused thereby (ordinary wear and tear, damage by casualty or condemnation and Landlord’s repair obligations excepted), all at Tenant’s expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises, the Building or the Project at Tenant’s sole cost and expense.

(b)Tenant shall have the right to maintain its existing monument signage (the “Existing Monument Signage”) in its current location, and Tenant, at Tenant’s sole cost and expense, will have the right to modify such Existing Monument Signage. Tenant, at Tenant’s sole cost and expense, will have the right to install exterior signage on the Building façade (the “Exterior Building Signage”) in a mutually acceptable location on the Building. The Existing Monument Signage, any new monument signage (the “New Monument Signage”), and any Exterior Building Signage is, collectively, the “Exterior Signage”. Any Exterior Building Signage and/or New Monument Signage will be subject to (i) Landlord’s reasonable approval; (ii) approval by the Meridian Design Control Committee; and (iii) compliance with all Douglas County governmental requirements, if any. The manufacture and affixation of any Exterior Building Signage and/or New Monument Signage shall be carried out by Tenant, at Tenant’s sole cost and expense, subject, however, to Landlord having the right to determine the appropriate method of attaching and installing any New Monument Signage on the monument or any Exterior Building Signage on the Building, as applicable, although with respect to the Exterior Building Signage, Landlord will permit Tenant and its contractors access to the portions of the Building, including the roof, as necessary to install, maintain, repair, remove and replace the Exterior Signage. Tenant’s signage contractors will comply with Landlord’s reasonable requirements relating to insurance, access to the Building and other similar matters in accordance with Institutional Owner Practices. Tenant will keep all Exterior Signage in good condition and repair. If any of the Exterior Signage is damaged or inoperative, Tenant will commence repair of the applicable Exterior Signage as soon as possible, but in no event later than five (5) business days after receipt of notice from Landlord, and thereafter Tenant will diligently pursue completion of such repair. Upon Tenant’s failure to timely commence or complete such repairs, Landlord, at Landlord’s option, may repair such damaged or inoperative Exterior Signage at Tenant’s expense. Tenant will have the obligation to remove, at Tenant’s sole cost, all Exterior Signage from the Project at the expiration or earlier termination of the Term, and to repair any damage resulting from such removal, ordinary wear and tear, Landlord’s maintenance obligations and casualty and condemnation excepted.

19.FREE FROM LIENS

Tenant shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law, the right but not the obligation, to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, but not limited to, attorneys’ fees) shall be payable to Landlord by Tenant within thirty (30) days after demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, the Building and the Project, from mechanics’ and materialmen’s liens. Tenant shall give to Landlord at least five (5) business days’ prior written notice of commencement of any repair or construction on the Premises.

20.ENTRY BY LANDLORD

Tenant shall permit Landlord and Landlord’s Agents to enter into and upon the Premises at all reasonable times, upon 24 hours’ advance notice (except in the event of an emergency, in which case only reasonable notice under the circumstances shall be required), and subject to Tenant’s reasonable security arrangements, to inspect the same, to show the Premises to prospective purchasers, lenders or tenants (and with respect to tenants, during the last twelve (12) months of the Term only), to post notices of non-responsibility, to provide services, alter, improve, maintain and repair the Premises or the Building as required or permitted of Landlord under the terms hereof, or for any other business purpose, without any rebate of Rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, except as may be expressly provided in this Lease. Except as may be provided in this Lease, no such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction or constructive eviction of Tenant from the Premises. Subject to the limitations on Landlord’s reserved rights elsewhere stated in this Lease, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency and when Landlord otherwise deems such closure necessary.

21.DESTRUCTION AND DAMAGE

(a)Tenant shall give Landlord prompt notice of any damage to the Premises and/or the Building. If the Premises are damaged by fire or other perils covered by insurance carried by Landlord, Landlord shall, at Landlord’s option:

(1)In the event of total destruction of the Premises (which shall mean destruction or damage in excess of twenty-five percent (25%) of the full insurable value thereof), elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its election within sixty (60) days after the date Landlord obtains actual knowledge of such destruction (the “Casualty Discovery Date”). If Landlord elects to terminate this Lease, such notice shall specify a termination date, which shall be no fewer than thirty (30) days or more than sixty (60) days after the date of such notice.

(2)In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding twenty-five percent (25%) of the Premises of the full insurable value thereof) for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction, and, in Landlord’s reasonable judgment, the damage to the Premises can be substantially repaired or restored to the condition existing immediately prior to such damage or destruction within two hundred seventy (270) days after the Casualty Discovery Date (when such repairs are made without payment of overtime or other premiums), Landlord shall commence and proceed diligently with the work of repair and restoration, in which event this Lease shall continue in full force and effect. If in Landlord’s reasonable judgment such repair and restoration requires longer than said two hundred seventy (270) day period, or, if the insurance proceeds to be received by Landlord are not sufficient to fully cover the cost of such repair and restoration, Landlord may elect either to repair and restore the Premises, in which event this Lease shall continue in full force and effect, or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its election within sixty (60) days after the Casualty Discovery Date. If Landlord elects to terminate this Lease, such notice shall specify a termination date, which shall be no fewer than thirty (30) days or more than sixty (60) days after the date of such notice.

(b)If the Premises are damaged by any peril not fully covered by insurance proceeds to be received by Landlord, Landlord may elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its election within sixty (60) days after the Casualty Discovery Date. If Landlord elects to terminate this Lease, such notice shall specify a termination date, which shall be no fewer than thirty (30) days or more than sixty (60) days after the date of such notice.

(c)Notwithstanding anything to the contrary in this Paragraph 21, Landlord shall have the right to terminate this Lease, exercisable by notice to Tenant within sixty (60) days after the Casualty Discovery Date, in each of the following instances:

(1)If more than fifteen percent (15%) of the full insurable value of the Building or the Project is damaged or destroyed, whether or not the Premises are damaged.

(2)In Landlord’s reasonable judgment, repair and restoration of damage to portions of the Building or the Project necessary for Tenant’s access to or use and occupancy of the Premises cannot reasonably be completed within two hundred seventy (270) days from the Casualty Discovery Date (when such repairs are made without payment of overtime or other premiums), whether or not the Premises are damaged.

(3)If the Building or the Project or any portion thereof necessary for Tenant’s access to or use and occupancy of the Premises is damaged or destroyed and the insurance proceeds therefor are not sufficient to cover the costs of repair and restoration, whether or not the Premises are damaged.

(4)If the Premises, the Building or the Project or any portion thereof is damaged or destroyed during the last twelve (12) months of the Term.

(5)Any Superior Mortgagee or Superior Lessor shall require that insurance proceeds or any portion thereof be used to retire debt under any Superior Mortgage or shall terminate a Superior Lease (as all of such capitalized terms are defined in Paragraph 31).

(d)Upon any destruction hereunder, Rent shall be abated proportionately in the ratio which Tenant’s use of the Premises is impaired during the period of such repair or restoration until the date that is the earlier of ninety (90) days after Landlord has substantially completed the repair and restoration work in the Premises or the previously damaged Premises are ready for occupancy for the Permitted Use; provided, however, that Tenant will, in any case, diligently prosecute such repair or restoration to completion. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises, the Building or the Project or the repair or restoration thereof, including, but not limited to, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building or the Project and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

(e)If Landlord is obligated to or elects to repair or restore the Premises as provided above, Landlord shall be obligated to repair or restore only the tenant improvements existing as of the date of this Lease plus any of the Landlord Work constructed by Landlord or Tenant in the Premises pursuant to the Work Letter or Alterations approved by Landlord, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant shall promptly repair and restore, at Tenant’s expense, Alterations which were not approved by Landlord.

(f)Notwithstanding anything contained herein to the contrary, Landlord may not terminate this Lease pursuant to this Paragraph unless Landlord also terminates all other similarly situated leases in the Building.

22.CONDEMNATION

(a)If fifteen percent (15%) or more of the Premises, the Building, the Project or the Parking Areas for the Building or the Project is taken for more than one hundred eighty (180) consecutive days for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a “Condemnation”), Landlord may, at its option, terminate this Lease as of the date possession must be surrendered to the condemning party. If fifteen percent (15%) or more of the Premises is taken for more than one hundred eighty (180) consecutive days and if the Premises remaining after such Condemnation and any repairs by Landlord would be untenantable (in Landlord’s and Tenant’s reasonable opinion) for the conduct of Tenant’s business operations, Tenant shall have the right to terminate this Lease as of the date possession must be surrendered to the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration, as reasonably determined by Landlord. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord’s Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation, whether permanent or temporary, or the repair or restoration of the Premises, the Building or the Project or the Parking Areas for the Building or the Project following such Condemnation, including, but not limited to, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building, the Project or the Parking Areas and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration.

(b)Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease or otherwise; provided, however, that Tenant shall be entitled to receive any award separately allocated by the condemning authority to Tenant for Tenant’s relocation expenses or the value of Tenant’s Property (specifically excluding fixtures, Alterations and other components of the Premises which under this Lease or by law are or at the expiration of the Term will become the property of Landlord), provided that such award does not reduce any award otherwise allocable or payable to Landlord.

(c)If, as a result of any Condemnation, all or any part of the Premises is taken for one hundred eighty (180) consecutive days or less, then a proportionate abatement shall be made to Rent corresponding to the time during which, and to the portion of the floor areas of the Premises of which, Tenant is deprived on account of such Condemnation, as reasonably determined by

Landlord, and Landlord shall be entitled to any and all compensation, damages, income, rent, awards or any interest therein whatsoever which may be paid in connection with any such temporary Condemnation.

23.ASSIGNMENT AND SUBLETTING

(a)Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, or (2) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably as set forth below in this Paragraph 23, provided that Tenant is not then in Default under this Lease.

Tenant shall not voluntarily or by operation of law assign or transfer any right or interest under this Lease, including, but not limited to, the right to initiate any collections, lawsuits, audits or other findings of fact.

(b)When Tenant requests Landlord’s consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant, the nature and character of the business of the proposed assignee or subtenant, and the proposed assignee’s or subtenant’s proposed use of the Premises, and shall provide current financial statements for the proposed assignee or subtenant, which financial statements shall be audited, or if audited financial statements are unavailable, such statements shall be certified by an executive officer of the proposed assignee or subtenant, and shall in any event be prepared in accordance with reasonable accounting principles, consistently applied. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, or, in the case of an assignment by operation of law, a copy of the proposed agreement that would affect the assignment, in all cases including all material terms and conditions thereof, and all other information reasonably requested by Landlord concerning the proposed sublease or assignment and the parties involved therein. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) consent to the proposed assignment or sublease, or (2) refuse its consent to the proposed assignment or sublease, provided that (A) such consent shall not be unreasonably withheld so long as Tenant is not then in Default under this Lease, and (B) in the case of a sublease, as a condition to providing such consent, Landlord may require attornment from the proposed subtenant on terms and conditions acceptable to Landlord.

(c)Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (1) whether the use to be made of the Premises by the proposed subtenant or assignee will conflict with any so-called “exclusive” use then in favor of any other tenant of the Building or the Project, and whether such use would be prohibited by any other provision of this Lease, including any Rules and Regulations then in effect, or under applicable Laws, and whether such use imposes a greater load upon the Premises and the Building and Project services than imposed by Tenant, and (2) the creditworthiness and financial stability of the proposed assignee or subtenant. In any event, Landlord may withhold its consent to any assignment or sublease, if any one or more of the following circumstances apply: (i) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 9(a) or (b) above or with any other lease which restricts the use to which any space in the Building or the Project may be put, (ii) the proposed assignment or sublease requires alterations, improvements or additions to the Premises or portions thereof, (iii) the portion of the Premises proposed to be sublet is irregular in shape and/or does not permit safe or otherwise appropriate means of ingress and egress, or does not comply with governmental safety and other codes, (iv) the proposed subtenant or assignee is either a governmental or quasi-governmental agency or instrumentality thereof; (v) the proposed subtenant or assignee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed subtenant or assignee, either (x) occupies space in the Project at the time of the request for Landlord’s consent, or (y) is negotiating with Landlord or has negotiated with Landlord to lease space in the Project during the six (6) month period immediately preceding the date Landlord receives Tenant’s request for consent; or (vi) if the proposed subtenant or assignee is a Prohibited Person, as defined in Paragraph 48.

(d)If Landlord approves an assignment or subletting, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of any Transfer Premium received by Tenant. The term “Transfer Premium” means all rent and additional rent paid by an assignee or subtenant in excess of the Rent payable by Tenant under this Lease (on a rentable square foot basis, if less than the entire Premises is transferred), after deducting Permitted Transfer Costs. As used herein, “Permitted Transfer Costs” means the actual costs incurred and paid by Tenant for (i) any third party leasing commissions that are reasonable and customary for the market in which the Premises are located, (ii) any tenant improvement allowance paid by Tenant to the assignee or subtenant for improvements made in the Premises with Landlord’s approval, and (iii) all other reasonable costs and expenses incurred by Tenant in connection with the transfer. For purposes of the foregoing calculation, the leasing commissions and any tenant improvement allowance shall be amortized on a straight-line basis over the term of the applicable assignment or sublease. If Tenant shall enter into multiple transfers, the Transfer Premium shall be calculated independently with respect to each transfer. The Transfer Premium due Landlord hereunder shall be earned and paid monthly, within fifteen (15) days after Tenant receives any Transfer Premium from the transferee. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended or terminated without Landlord’s prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant.

(e)Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether the approval of Landlord, or any such guarantor or surety, has been obtained for any such assignment or subletting).

(f)Tenant shall pay Landlord’s reasonable fees (including, but not limited to, the fees and expenses of Landlord’s counsel), incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease, not to exceed, in the aggregate, Five Thousand Dollars ($5,000.00).

(g)A consent to one assignment, subletting, occupancy or use shall not be deemed to be a consent to any other or subsequent assignment, subletting, occupancy or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord’s consent shall be void, and shall, at the option of Landlord, constitute a default under this Lease, subject to Paragraph 24(a).

(h)Notwithstanding anything in this Lease to the contrary, if Landlord consents to a subletting by Tenant in accordance with this Paragraph 23, Tenant’s subtenant shall have no right to further sublease all or any portion of the Premises. In furtherance of the foregoing, Tenant acknowledges and agrees on behalf of itself and any subtenant claiming under it (and any such subtenant by accepting such sublease shall be deemed to acknowledge and agree) that no sub-subleases shall be permitted at any time.

(i)If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect Rent from the assignee. If the Premises or any part thereof is sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after a Default by Tenant, collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Paragraph 23, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease. If a third party (other than an assignee of this Lease or a subtenant or occupant of the Premises) pays Landlord Rent (whether or not on behalf of Tenant) or otherwise performs obligations to be performed by Tenant under this Lease, Landlord’s acceptance of such Rent or performance shall not release Tenant from the further performance by Tenant of Tenant’s obligations under this Lease. The consent by Landlord to an assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting shall not, except as otherwise provided herein, in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting.

(j)Without limiting the other transaction(s) that may constitute or result in an assignment of this Lease, each of the following shall be deemed to be an assignment under this Lease: (1) the merger or consolidation of Tenant with or into another entity, whether or not Tenant is the surviving entity, except a merger of Tenant into a wholly-owned subsidiary to effect a reincorporation in another state; (2) except in the case of a public offering of securities registered with the Securities and Exchange Commission, a transfer, issuance, or dilution of greater than fifty percent (50%) of the ownership or beneficial interests (whether stock, partnership interest, membership interest or otherwise) in Tenant, either in a single transaction or a series of transactions (whether related or unrelated), such that the ultimate owners or holders (whether direct or indirect) of such interests on the date of this Lease cease to own more than fifty percent (50%) of the ownership or beneficial interest in Tenant; (3) the reorganization or restructuring of Tenant, including by a spin-off or split-off; and (5) the change in the identity of the “controlling persons”

as, under the organizational documents of Tenant, the persons required to approve any act involving the management or operation of the business of Tenant. For purposes of this Paragraph 23, (A) the term “controlling persons” means the directors if Tenant is a corporation, the managing members or managers if Tenant is a limited liability company, the general partners if Tenant is a partnership, or other persons having equivalent control over said approval if another entity, and (B) the term “organizational documents” means the charter, bylaws, and shareholders’ agreement if Tenant is a corporation, the articles of organization or certificate of formation and operating agreement if Tenant is a limited liability company, the partnership agreement if Tenant is a partnership, or equivalent documents governing Tenant’s organization and governance if Tenant is another entity.

(k)References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants, but shall also include licensees or others claiming under or through Tenant, immediately or remotely.

(l)No assignment or sublease shall be binding on Landlord unless the proposed assignee or subtenant delivers to Landlord a fully executed counterpart of the assignment, sublease or other agreement that contains (1) in the case of an assignment, the assumption by the assignee of all obligations of Tenant under this Lease, or (2) in the case of a sublease, recognition by the subtenant of the provisions of this Paragraph 23 (including that such sublease is subject to this Lease and all of the terms, covenants and conditions contained in this Lease), and which assignment, sublease or other agreement shall otherwise be in form and substance satisfactory to Landlord, but the failure or refusal of a proposed assignee or subtenant to deliver such instrument shall not release or discharge such assignee or subtenant from the provisions and obligations of this Paragraph 23, and, at Landlord’s option, shall constitute a default under this Lease, subject to Paragraph 24(a). Each subletting and/or assignment pursuant to this Paragraph shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease and each of the covenants, agreements, terms, provisions and conditions of this Lease shall be automatically incorporated therein. By accepting such assignment or entering into such sublease, an assignee or subtenant shall be deemed to have assumed and agreed to comply with each and every covenant, agreement, term, provision and conditions of this Lease, other than such contrary or inconsistent obligations to which Landlord has specifically consented in writing. If Landlord shall consent to, or reasonably withhold its consent to, any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees and expenses) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar fee in connection with the proposed assignment or sublease.

(m)Notwithstanding anything contained herein to the contrary, Tenant may (i) assign this Lease to a successor to Tenant by merger, reorganization, recapitalization or consolidation involving Tenant or the purchase of all or substantially all of Tenant’s assets, shares or interests, or (ii) assign this Lease or sublet all or a portion of the Premises to an Affiliate (defined below), without the consent of Landlord and without being subject to the terms of this Paragraph 23 above (but all of this Paragraph 23 will apply thereafter to the surviving entity, assignee or Affiliate, as applicable), provided that all of the following conditions are satisfied: (A) Tenant must not be in default beyond notice and cure; (B) Tenant must give Landlord written notice when legally permissible to do so; (C) the transfer is not a subterfuge by Tenant to avoid its obligations under this Lease to get consent to a transfer; and (D) if the entity of Tenant ceases to exist, the tangible net worth of the assignee or successor by merger immediately after the transfer will have a tangible net worth equal to or greater than Twenty-five Million and 00/100 Dollars ($25,000,000.00). Tenant’s notice to Landlord shall include information and documentation evidencing the permitted transfer and showing that each of the above conditions has been satisfied. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant and the term “control” shall mean ownership of a majority of the voting shares/rights of the applicable entity. Notwithstanding the foregoing, and subject to the terms and conditions of this Lease, Tenant shall have the right to co-locate one or more Affiliates or other companies which Tenant typically co-locates with in up to ten percent (10%) of the area of the Premises.

24.DEFAULT

(a)The occurrence of any one of the following events shall constitute a default on the part of Tenant (“Default”):

(1)Failure to pay any installment of Base Rent or any other monies due and payable hereunder, said failure continuing for a period of five (5) days after written notice that the same is due; provided, however, that such written notice shall not be required more than two (2) times in any twelve (12)-month period, and after a second (2nd) such notice in twelve (12) months, a Default will occur when any installment of Base Rent or any other monies due and payable hereunder is not paid when the same is due;

(2)A general assignment for the benefit of creditors by Tenant or any guarantor or surety of Tenant’s obligations hereunder;

(3)The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition in bankruptcy by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of sixty (60) days;

(4)Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;

(5)Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraphs 30 or 31 or 42, and such failure continues for a period of five (5) days after a second written reminder notice, and/or failure by Tenant to deliver to Landlord any financial statement as required by Paragraph 40, and such failure continues for a period of five (5) days after a second written reminder notice;

(6)An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provisions of Paragraph 23, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;

(7)Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 7 above;

(8)Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as Defaults in subparagraphs (1) through (7) or any other subparagraphs of this Paragraph 24, which shall be governed by the notice and cure periods set forth in such other subparagraphs), which failure continues for thirty (30) days after written notice thereof from Landlord to Tenant, provided that, if Tenant has commenced to cure such failure and such failure cannot be cured within such thirty (30) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion and actually completes such cure within one hundred eighty (180) days after the giving of such written notice.

(b)Landlord’s Default.

(1)If Landlord fails to perform its obligations under this Lease, Landlord shall not be in default unless Landlord fails to perform such obligations within thirty (30) days after written notice by Tenant to Landlord specifying the nature of the obligations Landlord has failed to perform (a “Notice of Landlord Default”); provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. If Landlord is unable to fulfill or is delayed in fulfilling any of Landlord’s obligations under this Lease by reason of Force Majeure, then no such inability or delay by Landlord and no such entry or work by Landlord shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability on Landlord or Landlord’s Agents. Notwithstanding any provision of this Lease to the contrary, Tenant shall have no right to terminate this Lease on account of any breach or default by Landlord. Tenant shall have all rights and remedies at law or in equity for a default by Landlord.

(2)If Tenant delivers a Notice of Landlord Default pursuant to Paragraph 24(b)(1) with respect to a failure by Landlord to make a repair to, or perform maintenance with respect to, the Premises or Project that Landlord is required to make or perform under this Lease and such failure (a) materially adversely affects Tenant’s ability to use the Premises for the Permitted Use (a “Potential Self-Help Default ”), and (b) continues for thirty (30) days after delivery of the applicable Notice of Landlord Default to Landlord, Tenant may give Landlord a second written notice specifying the nature of the Potential Self-Help Default and containing the following phrase on the first page of such notice in all capital letters and bold face type (or such notice will not be deemed validly given): “LANDLORD’S FAILURE TO COMMENCE THE REPAIR OR MAINTENANCE DESCRIBED IN THIS NOTICE WITHIN TEN (10) DAYS WILL ENTITLE TENANT TO PERFORM SUCH REPAIR OR MAINTENANCE AT LANDLORD’S EXPENSE WITHOUT FURTHER NOTICE.” At any time after Tenant delivers a Notice of Landlord Default with respect to a Potential Self-Help Default and before Tenant commences to exercise its self-help rights under this Paragraph 24(b), Landlord will have the right, by notice delivered to Tenant, to contest, in good faith, the existence of the applicable Potential Self-Help Default (a

“Landlord Self-Help Contest” ). If Landlord does not so commence to perform such repair or maintenance within ten (10) days after receipt of such second notice from Tenant and does not deliver notice of a Landlord Self-Help Contest, then Tenant shall have the right to perform such obligation so long as (i) Tenant uses a qualified, licensed and bondable contractor; and (ii) Tenant’s performance does not affect the structural components of the Building; the Building Systems; the exterior of the Building; or any other tenant or occupant of the Building. In such case, Landlord shall repay to Tenant the amount expended for reasonable repair or maintenance costs within thirty (30) days after receiving Tenant’s paid receipt for such repair or maintenance, and if Landlord does not repay such amount within such thirty (30) day period, Tenant may deliver a second notice of such amount due, and if Landlord does not repay such amount within five (5) business days after delivery of such second notice, Tenant will be permitted to offset such amount against the monthly installments of Base Rent coming due under this Lease. Notwithstanding the foregoing, if Landlord delivers a notice of a Landlord Self-Help Contest, then Tenant will not exercise the self-help rights described above unless and until the Landlord Self-Help Contest is resolved and Landlord does not commence to perform such repair or maintenance within five (5) business days after such resolution of the applicable Landlord Self-Help Contest.

25.LANDLORD’S REMEDIES

(a)Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord may terminate this Lease immediately and all rights of Tenant hereunder by giving written notice of termination to Tenant. If Landlord elects to terminate this Lease, then Landlord may recover from Tenant:

(1)the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of termination; plus

(2)the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(3)the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the Term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(4)any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, but not limited to, (A) any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering, remodeling or rehabilitating the Premises or any affected portions of the Building or the Project, including such actions undertaken in connection with the reletting or attempted reletting of the Premises to a new tenant or tenants; (3) for leasing commissions, advertising costs and other expenses of reletting the Premises; or (4) in carrying the Premises, including taxes, insurance premiums, utilities and security costs;

(B) any unearned brokerage commissions paid in connection with this Lease; (C) reimbursement of any previously waived or abated Base Rent or Additional Rent or any free rent or reduced rent granted hereunder; and (D) any concession made or paid by Landlord for the benefit of Tenant including, but not limited to, any moving allowances, contributions, payments or loans by Landlord for tenant improvements or build-out allowances (including, but not limited to, any unamortized portion of the Construction Allowance as defined in Exhibit B, such Construction Allowance to be amortized over the Term in the manner reasonably determined by Landlord), if any, and any outstanding balance (principal and accrued interest) of the Tenant Improvement Loan, if any), or assumptions by Landlord of any of Tenant’s previous lease obligations; plus

(5)such reasonable attorneys’ fees and expenses incurred by Landlord as a result of a Default, and court costs in the event suit is filed by Landlord to enforce such remedy; and plus

(6)at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law.

As used in subparagraphs (1) and (2) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to eight percent (8%) per annum or the maximum rate permitted by applicable Laws, whichever is less. As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of Federal Reserve Bank of Kansas City at the time of award, plus three percent (3%). Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

(b)Re-entry. In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable Laws, to re-enter the Premises, by force if necessary, and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

(c)Reletting. In the event of the abandonment of the Premises by Tenant or if Landlord elects to re-enter as provided in Paragraph 25(b) or takes possession of the Premises pursuant to (i) legal proceeding or (ii) any notice provided by Law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 25(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises in Landlord’s sole discretion. If Landlord elects to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys’ fees and expenses incurred by Landlord as a result of a Default and court costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residual amount, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. If the portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, is less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(d)Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

(e)Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

(f)No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only be effective upon a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the subtenant of its election so to do within five (5) business days after such surrender.

Notwithstanding anything contained in this Lease to the contrary, Landlord shall have an affirmative duty to mitigate its damages hereunder in accordance with Colorado law. Notwithstanding anything contained herein to the contrary, Landlord and Tenant hereby waive any consequential, punitive and special damages, compensation or claims for inconvenience or loss of business, rents, or profits, whether or not caused by the willful and wrongful act of Landlord or Tenant and/or any party acting by, through or under Landlord or Tenant; provided, however, that the foregoing sentence will not limit Landlord’s ability to collect the damages as described in Paragraph 25(a), nor will it apply to Paragraph 35.

26.LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS

(a)Without limiting Landlord’s rights and remedies under this Lease, if Tenant shall Default under this Lease, Landlord may at Landlord’s option, without any obligation to do so, and perform any such term, provision, covenant, or condition, or make any such payment, and by doing so Landlord shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant’s Agents.

(b)If Landlord performs any of Tenant’s obligations hereunder in accordance with this Paragraph 26, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by Tenant to Landlord, and Tenant shall pay to Landlord within thirty (30) days after demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment by Landlord at the lower of (i) eight percent (8%) per annum, or (ii) the highest rate permitted by applicable Laws.

27.ATTORNEY’S FEES

If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, but not limited to, court costs, expert fees and costs and attorneys’ fees and disbursements. In addition to other circumstances, a party shall be deemed to have prevailed in any such action if such action is dismissed upon the payment by the other party of the sums allegedly due or the performance of obligations allegedly not complied with, or if such party obtains substantially the relief sought by it in the action, irrespective of whether such action is prosecuted to judgment. The reasonable costs to which the prevailing party is entitled shall include costs of investigation, copying costs, electronic discovery costs, electronic research costs, telephone charges, mailing and delivery charges, information technology support charges, consultant and expert witness fees and costs, travel expenses, court reporter fees, transcripts of court proceedings not ordered by the court, mediator fees and attorneys’ fees incurred in discovery and contempt proceedings. The non-prevailing party shall also pay the attorneys’ fees and costs incurred by the prevailing party in any post-judgment proceedings to collect and enforce the judgment. The covenant in the preceding sentence is separate and several and shall survive the merger of this provision into any judgment in connection with this Lease.

28.TAXES

Tenant shall be liable for and shall pay directly to the taxing authority, prior to delinquency, all taxes levied against Tenant’s Property or Alterations made by or on behalf of Tenant. If any Alteration installed by or on behalf of Tenant or any of Tenant’s Property is assessed and taxed with the Project or the Building, Tenant shall pay such taxes to Landlord within thirty (30) days after delivery to Tenant of a statement therefor.

29.EFFECT OF CONVEYANCE

The term “Landlord” as used in this Lease means, from time to time, the then current owner of the Building or the Project containing the Premises, so that, in the event of any sale or other transfer of the Building or the Project, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser or other transferee at any such sale or other transfer, that the purchaser or other transferee of the Building or the Project has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

30.TENANT’S ESTOPPEL CERTIFICATE

From time to time, upon written request of Landlord, which request shall occur only once per year, except in connection with a bona fide sale or financing, Tenant shall execute, acknowledge and deliver to Landlord or its designee, an estoppel certificate in substantially the form attached hereto as Exhibit E or such other commercially reasonable form as may be requested by any prospective lender or purchaser of the Project or any portion thereof. Any such estoppel certificate may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of (or holder of a deed of trust encumbering) Landlord’s interest or assignee of any mortgage or deed of trust upon Landlord’s interest in the Premises. If Tenant fails to provide such estoppel certificate within fifteen (15) days after receipt by Tenant of a written request by Landlord as herein provided, and such failure continues for five (5) business days after a second (2nd) request from Landlord, then such failure shall, at Landlord’s election, constitute a Default under this Lease. In addition, without waiving any other rights or remedies, Landlord may charge Tenant an administrative fee of Two Hundred Dollars ($200.00) for each day that Tenant is delinquent in delivering an estoppel certificate.

31.SUBORDINATION

(a)Subject to the terms hereof, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases affecting the Building or the Project now or hereafter existing and each of the terms, covenants and conditions thereto (the “Superior Lease(s)”), and to all mortgages or deeds of trust which may now or hereafter affect the Building, the Project or any of such leases and each of the terms, covenants and conditions thereto (the “Superior Mortgage(s)”), whether or not such mortgages or deeds of trust shall also cover other land, buildings or leases, to each and every advance made or hereafter to be made under such mortgages or deeds of trust, and to all renewals, modifications, replacements and extensions of such leases and such mortgages or deeds of trust and spreaders and consolidations of such mortgages or deeds of trust. The lessor under a Superior Lease or its successor in interest is herein called “Superior Lessor”; and the holder of a Superior Mortgage is herein called “Superior Mortgagee.”

(b)Tenant shall promptly execute, acknowledge and deliver any reasonable instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination; if Tenant fails to execute, acknowledge or deliver any such instrument within twenty (20) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant.

(c)If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (such party so succeeding to Landlord’s rights herein called “Successor Landlord”), then, subject to the terms and conditions of any SNDA (as defined below) then in effect, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease (without the need for further agreement) and shall promptly execute and deliver any reasonable instrument that such Successor Landlord may request to evidence such attornment. In such event, and subject to the terms and conditions of any SNDA then in effect, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease.

(d)Notwithstanding anything contained herein, but subject to the terms and conditions of any SNDA then in effect, with respect to any Superior Lease or Superior Mortgage, as long as Tenant is not in default in the payment of Rent to be paid by Tenant under this Lease, and the performance of all covenants, agreements and conditions to be performed by Tenant under this Lease after receipt of any applicable notice and the expiration of any applicable cure period, and provided that Tenant attorns to the party acquiring title to the Premises as a result of the foreclosure, termination or transfer in lieu thereof of any such interest, then neither Tenant’s right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises and to conduct its business thereon, in accordance with the terms of this Lease, will be interfered with by the holder of any such interest or by any successor thereto or any successor to Landlord as a result of the foreclosure or termination thereof or transfer in lieu thereof, or by virtue of any such foreclosure, termination or transfer.

(e)Landlord hereby represents and warrants to Tenant that no Superior Lessors and no Superior Mortgagees exist as of the Lease Date. Landlord will use commercially reasonable efforts to obtain a commercially reasonable form of subordination, non-disturbance and attornment agreement (an “SNDA””) from all existing Superior Lessors and Superior Mortgagees that may hereafter affect the Building, the Project, with such commercially reasonable changes to which Tenant and the applicable Superior Lessor or Superior Mortgagee may agree.

32.ENVIRONMENTAL COVENANTS

(a)Definitions.

(1)As used in this Lease, the term “Hazardous Materials” means (i) any substance or material that is included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” “pollutant,” “contaminant,” “hazardous waste,” or “solid waste” in any Environmental Law; (ii) petroleum or petroleum derivatives, including crude oil or any fraction thereof, all forms of natural gas, and petroleum products or by-products or waste; (iii) polychlorinated biphenyls (PCB’s); (iv) asbestos and asbestos containing materials (whether friable or non-friable); (v) lead and lead based paint or other lead containing materials (whether friable or non-friable); (vi) urea formaldehyde; (vii) microbiological pollutants; (viii) batteries or liquid solvents or similar chemicals; (ix) radon gas; and (x) mildew, fungus, mold, bacteria and/or other organic spore material.

(2)As used in this Lease, the term “Environmental Laws” means all statutes, terms, conditions, limitations, restrictions, standards, prohibitions, obligations, schedules, plans and timetables that are contained in or promulgated pursuant to any federal, state or local laws (including rules, regulations, ordinances, codes, judgments, orders, decrees, contracts, permits, stipulations, injunctions, the common law, court opinions, and demand or notice letters issued, entered, promulgated or approved thereunder), relating to pollution or the protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, including, but not limited to, the: Comprehensive Environmental Response Compensation and Liability Act of 1980 (CERCLA), as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), 42 U.S.C. 9601 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 (RCRA), 42 U.S.C. 6901 et seq.; Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; Clean Air Act, 42 U.S.C. 7401 et seq.; and the Safe Drinking Water Act, 42 U.S.C. § 300f et seq. “Environmental Laws” shall include any statutory or common law that has developed or develops in the future regarding mold, fungus, microbiological pollutants, mildew, bacteria and/or other organic spore material. “Environmental Laws” shall not include laws relating to industrial hygiene or worker safety, except to the extent that such laws address asbestos and asbestos containing materials (whether friable or non-friable) or lead and lead based paint or other lead containing materials.

(b)Tenant will not permit Hazardous Materials to be present in, on or about the Premises, except for normal quantities of cleaning and other business supplies customarily used and stored in an office and will comply with all Environmental Laws relating to the use, storage or disposal of any such Hazardous Materials.

(c)If Tenant’s use of Hazardous Materials in, on or about the Premises results in a release, discharge or disposal of Hazardous Materials in, on, at, under, or emanating from, the Premises, the Building, or the Project, Tenant shall investigate, clean up, remove or remediate such Hazardous Materials in full compliance with the requirements of (A) all Environmental Laws and (B) any governmental agency or authority responsible for the enforcement of any Environmental Laws.

(d)Upon reasonable notice to Tenant, and with a reasonable basis for conducting an inspection, Landlord may enter the Premises for the purposes of inspection and, if reasonably warranted, testing to determine whether there exists on the Premises any Hazardous Materials or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. The right granted to Landlord herein shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith. Any testing conducted by Landlord under this Paragraph 32(d) will be at Landlord’s sole cost.

(e)Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of Hazardous Materials caused by Tenant or its employees, agents or contractors and in a condition which complies with all Environmental Laws. Tenant’s obligations and liabilities pursuant to this Paragraph 32 shall be in addition to any other surrender requirements in this Lease and shall survive the expiration or earlier termination of this Lease.

(f)Tenant shall indemnify and hold harmless Landlord from and against any and all claims, damages, fines, judgments, penalties, costs, losses (including loss in value of the Premises, the Building, and/or the Project, damages due to loss or restriction of rentable or usable space, and damages due to any adverse impact on marketing of the Premises, the Building, and/or the Project, and any and all sums paid for settlement of claims), liabilities and expenses (including, but not limited to, attorneys’, consultants’, and experts’ fees) to the extent incurred by Landlord during or after the Term of this Lease and to the extent attributable to (i) any Hazardous Materials introduced, in, on, under or about the Premises, the Building and/or the Project by Tenant or Tenant’s Agents, or resulting from the action or inaction of Tenant or Tenant’s Agents, or (ii) Tenant’s breach of any provision of this Paragraph 32. This indemnification includes, without limitation, any and all costs incurred by Landlord due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision.

(g)Landlord represents and warrants to Tenant that, to the current actual knowledge of Pierce, none of the Project or the Premises is or has been used for the handling, generation, manufacture, production, storage, discharge, treatment, removal, transport or disposal of Hazardous Materials, except in compliance with applicable Environmental Laws or in such a manner that would not require notification to any governmental authority or any removal or remedial action under any Environmental Law. Landlord shall indemnify and hold harmless Tenant from and against any and all claims, damages, fines, judgments, penalties, costs, losses, liabilities and expenses (including, but not limited to, attorneys’, consultants’, and experts’ fees) to the extent incurred by Tenant during or after the Term of this Lease and to the extent attributable to (i) any Hazardous Materials introduced, in, on, under or about the Premises, the Building and/or the Project by Landlord or Landlord’s Agents, or resulting from the action or inaction of Landlord or Landlord’s Agents; or (ii) any violation of the representation and warranty in the first sentence of this Paragraph 32(g). This indemnification includes, without limitation, any and all costs incurred by due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Landlord will be obligated to remove, clean up and remediate any Hazardous Materials found to be existing in, on, under or about the Premises that are Landlord’s obligation to remove, clean up or remediate under Environmental Laws without cost or expense to Tenant, so long as such Hazardous Materials were not placed by Tenant or its employees, agents or contractors in, on, under or about the Premises either during the Term or during the term of the CSG Sublease; provided, however, that nothing in this Paragraph 32(g) will limit Landlord’s ability to pursue claims for reimbursement or damages from third parties other than Tenant; and provided further that if such Hazardous Materials were placed by Tenant or its employees, agents or contractors in, on, under or about the Premises either during the Term or during the term of the CSG Sublease, then Tenant will be obligated to remove, clean up and remediate any such Hazardous Materials without cost or expense to Landlord.

(h)As and when requested by Landlord during the Term, Tenant shall provide Landlord (in the format requested by Landlord and reasonably necessary or desirable to comply with the Required Sustainability Practices) with data concerning Tenant’s energy consumption, water consumption, waste recycling, and the operation of Building Systems pursuant to the Required Sustainability Practices.

(i)Tenant and Tenant’s Agents shall comply with the Required Sustainability Practices, to the extent applicable. Tenant shall not materially, adversely affect (as reasonably determined by Landlord) the indoor air quality of the Premises or the Building, including, but not limited to, by the type of equipment, furniture, furnishings, fixtures or personal property that is brought into the Premises, the materials used in the construction of any tenant improvements or

Alterations in the Premises, the cleaning supplies used in the maintenance of the Premises, or the violation of any non-smoking policy adopted by Landlord.

(j)Tenant agrees that Landlord may provide data from Tenant to Landlord’s consultants, lenders or prospective lenders, purchasers or prospective purchasers, or other third parties having a reasonable need to know such information.

(k)The provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease.

33.NOTICES

Except as expressly provided herein or in Paragraph 20 to the contrary, all notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery, or by nationally recognized overnight courier, addressed to the addressee at Tenant’s Address or Landlord’s Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Copies of all notices and demands given to Landlord shall additionally be sent to Landlord’s property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused), if personally delivered, or one (1) business day following deposit for overnight delivery with a nationally recognized overnight courier that provides a receipt, or on the third (3rd) day following deposit in the United States mail in the manner described above. In no event shall either party use a post office box or other address which does not accept overnight delivery. Notwithstanding the foregoing, notices from Landlord and Tenant regarding general Building operational matters may be sent via e-mail to the e-mail address(es) provided by Tenant to Landlord and Landlord to Tenant for such purpose.

34.WAIVER

The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord or Tenant in regard to any Default by Tenant or default by Landlord, as applicable, shall impair such a right or remedy or be construed as a waiver. Any waiver of a default (regardless of whether it has matured into a Default) must be in writing and shall not be a waiver of any other default (regardless of whether it has matured into a Default) concerning the same or any other provisions of this Lease.

35.HOLDING OVER

Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord’s remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate equal to one hundred fifty percent (150%) of the Base Rent last due under this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, in no event shall any renewal or expansion option, option to purchase, or other similar right or option contained in this Lease be deemed applicable to any such tenancy at sufferance. Notwithstanding the foregoing, with Landlord’s consent, which consent will not be unreasonably withheld, conditioned or delayed, Tenant shall have the right to holdover in the Premises for up to ninety (90) days and at a rate equal to one hundred fifty percent (150%) of the last month’s Base Rent, plus Additional Rent, during the Term. If the Premises are not surrendered at the end of the Term, the sooner termination of this Lease or the extension period contemplated by the prior sentence, and in accordance with the provisions of Paragraphs 11 and 32(e), and Landlord has notified Tenant that Tenant’s failure to timely vacate the Premises will adversely affect Landlord’s ability to deliver the Premises (or any portion thereof) to an incoming Tenant, then Tenant shall indemnify, protect, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so timely surrendering the Premises, including, but not limited to, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease all or any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.

36.SUCCESSORS AND ASSIGNS

The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto.

37.TIME

Time is of the essence of this Lease and each and every term, condition and provision herein.

38.BROKERS

Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker, except the Broker(s) specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, costs and expenses, including attorneys’ fees and expenses, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission or other compensation in connection with this Lease as a result of the actions of the indemnifying party. Landlord shall pay the Brokers any commissions per a separate written agreement.

39.LIMITATION OF LIABILITY

In the event of any default or breach by Landlord under this Lease or any claim arising in connection with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Premises, the Building, or the Project, Tenant’s remedies shall be limited solely and exclusively to an amount equal to the interest in the Building and Project of the then-current Landlord. “Landlord Parties” means, collectively,

Landlord, its partners, shareholders, officers, directors, employees, members, investment advisors, or any successor in interest of any of them. Neither Landlord, nor any of the Landlord Parties shall have any personal liability in connection with this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Paragraph 39 shall inure to the benefit of Landlord’s and Landlord Parties’ present and future members, managers, partners, beneficiaries, officers, directors, trustees, shareholders, advisors, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), future member or manager of Landlord (if Landlord is a limited liability company) or trustee or beneficiary of Landlord (if Landlord or any partner or member of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor any Landlord Parties shall be liable under any circumstances for, and Tenant hereby waives and releases Landlord and Landlord Parties from, all liability for punitive, special or consequential damages arising under or in connection with this Lease, including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill, loss of use, or any other injury or damage to, or interference with, Tenant’s business, in each case, however occurring. The provisions of this paragraph shall apply only to Landlord and Landlord Parties and shall not be for the benefit of any insurer.

40.FINANCIAL STATEMENTS

From time to time, upon written request of Landlord, which request shall occur only once per year, except in connection with a bona fide sale or financing, within twenty (20) days after Landlord’s request, Tenant shall deliver to Landlord the then current financial statements of Tenant, which will include audited statements, if available at the time of Landlord’s request, and in any case, will include interim periods following the end of the last fiscal year for which any annual statements are available, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with reasonable accounting principles, consistently applied. If Tenant customarily has its financial statements prepared or compiled by a certified public accountant, the such financial statements delivered to Landlord will be prepared by such certified public accountant; if Tenant does not customarily have its financial statements prepared or compiled by a certified public accountant, then the financial statements will be prepared and certified by Tenant’s chief financial officer or the person holding substantively the same position within Tenant’s organization. The terms hereof shall not apply to “Tenant” to the extent Tenant is a publicly traded entity.

41.RULES AND REGULATIONS

Tenant shall comply, and shall cause Tenant’s Agents to comply, with the rules and regulations attached hereto as Exhibit D, along with any modifications, amendments and supplements thereto, and such reasonable rules and regulations as Landlord may adopt in the future, from time to time, for the orderly and proper operation of the Building and the Project (collectively, the “Rules and Regulations”). The Rules and Regulations may include, but shall not be limited to, the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant’s refuse and other rubbish. The then-current Rules and Regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said Rules and Regulations. Notwithstanding anything contained in this Lease to the contrary, Landlord will use commercially reasonable efforts to enforce all Rules and Regulations or other rules or procedures in a uniform and non-discriminatory manner. Notwithstanding anything contained herein to the contrary or Landlord’s authority to promulgate new or modify the existing Rules and Regulations or other rules or procedures, (a) Landlord shall notify Tenant in writing at least thirty (30) days’ in advance of any new or modified Rules and Regulations (or other rules or procedures) from time to time established, and (b) in the event of any conflict between any provision of this Lease and any Rules and Regulations (or other rules or procedures), the provision of this Lease shall control and prevail. Notwithstanding anything contained herein to the contrary, Tenant shall not be bound by Rules and Regulations (or other rules or procedures) that unreasonably (i) adversely affect Tenant’s ability to use the Premises, (ii) adversely impact Tenant’s parking; (iii) increase Tenant’s Rent obligations hereunder or increase any other obligation of Tenant hereunder, and/or (iv) diminish any of Tenant’s rights hereunder.

42.MORTGAGEE PROTECTION

See Paragraph 31.

43.RELOCATION

Landlord shall not have the right to relocate the Premises at any time during the Term.

44.PARKING

(a)Tenant shall license the full number of both the Reserved Parking Spaces and the Unreserved Parking Spaces in the Parking Areas as specified in the Basic Lease Information throughout the Term, and any extension thereof, subject to the provisions of this Paragraph 44; provided, however, that the number of parking spaces allocated to Tenant hereunder shall be reduced on a proportionate basis in the event any of the parking spaces in the Parking Areas are taken or otherwise eliminated as a result of any Condemnation or casualty event affecting such Parking Areas. Tenant shall pay the parking charges imposed by Landlord for such Reserved Parking Spaces, which charges will be limited to seventy-five dollars ($75.00) per month during the initial Term, in advance, as Additional Rent, on the first day of each month; provided, however, that Tenant will be responsible for paying, as Additional Rent, all costs of electricity used by the EV Chargers during the Term. The Unreserved Parking Spaces will be at no charge during the initial Term.

(b)Upon the expiration or earlier termination of this Lease, Tenant’s rights with respect to all parking spaces shall immediately terminate. Further, if Tenant fails to pay parking charges when the same shall be due, then, upon written notice from Landlord, in addition to all other remedies available to Landlord, Landlord may immediately suspend Tenant’s right to use such parking spaces until such charges are paid in full. If Tenant’s rights to parking spaces terminate, or if Tenant relinquishes its rights to any parking, then Tenant shall not have any right to any such terminated spaces or relinquished parking unless and until Tenant cures any failure to pay applicable charges with respect to such spaces and then only after at least one (1) full month has elapsed after Tenant delivers notice to Landlord of Tenant’s election to resume use of such parking space(s).

(c)Notwithstanding the foregoing, (i) Landlord shall not be required to enforce Tenant’s right to use such parking spaces; and (ii) the use of all such parking spaces shall be for the parking of standard size passenger automobiles, small pick-up trucks, vans and sport utility vehicles used by Tenant, its officers and employees only and shall be subject to applicable Laws. Parking spaces and any Tenant rights hereunder may not be assigned or transferred separate and apart from this Lease. All Unreserved Parking Spaces will be on a first-come, first-served basis in common with other tenants of and Visitors to the Project in parking spaces provided by Landlord from time to time in the Project’s Parking Areas. The Reserved Parking Spaces shall be located in the area(s) designated by Landlord from time to time. Tenant’s license to use all such parking spaces shall be subject to such terms, conditions, rules and regulations as Landlord or the operator of the Parking Area may impose from time to time, subject, however, to the limitations on rules expressly set forth in this Lease.

(d)Each vehicle shall, at Landlord’s option, bear a permanently affixed and visible identification sticker provided by Landlord. Tenant shall not and shall not permit its Agents to park any vehicles in locations other than those specifically designated by Landlord for Tenant’s use. The license granted hereunder is for self-service parking only and does not include additional rights or services. Except for the negligence or willful misconduct of Landlord or the Landlord’s Agents, neither Landlord nor its Agents shall be liable for: (i) loss or damage to any vehicle or other personal property parked or located upon or within any such parking spaces or any Parking Areas whether pursuant to this license or otherwise and whether caused by fire, theft, explosion, strikes, riots or any other cause whatsoever; or (ii) injury to or death of any person in, about or around such parking spaces or any Parking Areas or any vehicles parking therein or in proximity thereto whether caused by fire, theft, assault, explosion, riot or any other cause whatsoever, and Tenant hereby waives any claim for or in respect to the above and against all claims or liabilities arising out of loss or damage to property or injury to or death of persons, or both, relating to any of the foregoing. Tenant shall not assign any of its rights hereunder and if an attempted assignment is made, it shall be void.

(e)Tenant recognizes and agrees that visitors, clients and/or customers (collectively “Visitors”) to the Project and the Premises must park automobiles or other vehicles only in areas designated by Landlord from time to time as being for the use of such Visitors, and Tenant shall ask its Visitors to park only in the areas designated by Landlord from time to time for the use of Tenant’s Visitors. Parking for Visitors is free of charge.

45.ENTIRE AGREEMENT; NO ORAL MODIFICATION; JOINT AND SEVERAL LIABILITY

This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect. This Lease may not be changed orally, and no amendment or modification of this Lease shall be binding or valid unless expressed in writing and executed and delivered by Landlord and Tenant in the same manner as the execution of this Lease. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to perform Tenant’s obligations hereunder shall be joint and several, and the act of or notice from, or notice or refund to, or the signature of, any one or more of them, in connection with any matter arising under this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons and entities comprising Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.

46.INTEREST

Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord within five (5) days from when the same is due shall bear interest from the date such payment was originally due under this Lease until paid at the lesser of (a) eight percent (8%) per annum or (b) an annual rate equal to the maximum rate of interest permitted by applicable Laws. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and attorneys’ fees incurred by Landlord in collection of such amounts if Tenant engages an attorney to serve a “notice to pay or quit” or its substantive equivalent, indicating that Landlord intends to commence an eviction action. Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to pay any interest hereunder until Landlord has given Tenant five (5) days written notice of the delinquent payment (which may be given at any time during the delinquency); provided, however, that such notice shall not be required more than two (2) times in any twelve (12)-month period.

47.GOVERNING LAW; CONSTRUCTION

This Lease shall be construed and interpreted in accordance with the laws of state in which the Premises are located. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease is finally determined by a court of competent jurisdiction or by arbitration, to be illegal or unenforceable, such determination shall not affect any other provision of this Lease, and all such other provisions shall remain in full force and effect.

48.REPRESENTATIONS AND WARRANTIES OF TENANT

Tenant (and, if Tenant is a corporation, partnership, limited liability company or other legal entity, such corporation, partnership, limited liability company or entity) hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or earlier termination of this Lease. Tenant shall re-certify such representations and warranties to Landlord periodically, upon Landlord’s reasonable request.

(a)If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in the state in which the Premises are located, and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

(b)Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

(c)Anti-Terrorism

(1)Tenant is not in violation of any Anti-Terrorism Law;

(2)neither Tenant nor any holder of any direct or indirect equitable, legal or beneficial interest in Tenant is, as of the date hereof:

(A)conducting any business or engaging in any transaction or dealing with any Prohibited Person, or any “forbidden entity” (as defined in Illinois Public Act 094-0079), including the governments of Cuba, Iran, Sudan, North Korea and Syria and, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person or forbidden entity;

(B)dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or

(C)engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in, any Anti-Terrorism Law; and

(3)neither Tenant nor any of its affiliates, officers, directors, shareholders, members or lease guarantor, as applicable, is a Prohibited Person.

If at any time any of these representations becomes false, then it shall be considered a default under this Lease.

As used herein, “Anti-Terrorism Law” is defined as any law relating to terrorism, anti-terrorism, money-laundering or anti-money laundering activities, including, but not limited to, the United States Bank Secrecy Act, the United States Money

Laundering Control Act of 1986, Executive Order No. 13224, Title 3 of the USA Patriot Act, Illinois Public Act 094-0079, and any regulations promulgated under any of them. As used herein “Executive Order No. 13224” is defined as Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, and relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism,” as may be amended from time to time. “Prohibited Person” is defined as (i) a person or entity that is listed in the Annex to Executive Order No. 13224, or a person or entity owned or controlled by an entity that is listed in the Annex to Executive Order No. 13224; (ii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; or (iii) a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other official publication of such list. “USA Patriot Act” is defined as the “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as may be amended from time to time.

49.NAME OF BUILDING

If Landlord chooses to change the name or address of the Building and/or the Project, such change shall not affect in any way Tenant’s obligations under this Lease, and, except for the name or address change, all terms and conditions of this Lease shall remain in full force and effect. Tenant agrees further that such name or address change shall not require a formal amendment to this Lease, but shall be effective upon Tenant’s receipt of written notification from Landlord of said change.

50.SECURITY

(a)While Landlord may in its sole and absolute discretion engage security personnel to patrol the Building or the Project, Landlord is not obligated to do so, and is not providing any security services for the Premises. Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any bodily injury, loss by theft or any other damage suffered or incurred by Tenant or Tenant’s Agents in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, the Building or the Project.

(b)Tenant hereby agrees to the exercise by Landlord and Landlord’s Agents, within their sole discretion, of such security measures as, but not limited to, the evacuation of the Premises, the Building or the Project for cause, suspected cause or for drill purposes, the denial of any access to the Premises, the Building or the Project, and other similarly related actions that it deems necessary to prevent any threat of property damage or bodily injury. The exercise of such security measures by Landlord and Landlord’s Agents, and the resulting interruption of service and cessation of Tenant’s business, if any, shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord or Landlord’s Agents liable to Tenant for any resulting damages or relieve Tenant from Tenant’s obligations under this Lease.

51.JURY TRIAL WAIVER; CONSENT TO VENUE

(a)Landlord and Tenant hereby each waives any right to trial by jury with respect to any action or proceeding (i) brought by Landlord, Tenant or any other party, relating to (A) this Lease and/or any understandings or prior dealings between the parties hereto, or (B) the Premises, the Building or the Project or any part thereof, or (ii) to which Landlord or Tenant is a party.

(b)Landlord and Tenant hereby waive any rights each may have in the selection of venue with respect to any action or proceeding (i) brought by Landlord, Tenant, or any other party, relating to (A) this Lease and/or any understandings or prior dealings between the parties hereto, or (B) the Premises, the Building or the Project or any part thereof, or (ii) to which Landlord is a party. Landlord and Tenant hereby stipulate and agree that the venue of any such suit shall be in Douglas County, Colorado.

52.RECORDATION

Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and any recording thereof shall make this Lease null and void at Landlord’s election.

53.RIGHT TO LEASE

Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole judgment shall determine to best promote the interest of the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Term, occupy or not occupy any space in the Project.

54.FORCE MAJEURE

Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant or Landlord pursuant to this Lease (collectively, “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage, and therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by Force Majeure.

55.QUIET ENJOYMENT

Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming by, through or under Landlord.

56.ACCEPTANCE

This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. No contractual or other rights shall exist between Landlord and Tenant with respect to the Premises until both have executed and delivered this Lease, notwithstanding that deposits have been received by Landlord and notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Lease. Further, if Tenant fails to deliver to Landlord any Security Deposit and/or Prepaid Rent within five (5) business days after the due date specified herein, Landlord may elect to terminate this Lease by giving written notice of such termination to Tenant at any time prior to Landlord’s receipt of any required Security Deposit and Prepaid Rent. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for Tenant to lease or otherwise create any interest on the part of Tenant in the Premises.

57.NO SETOFF

Except as may be expressly set forth herein, this Lease shall be construed as though the covenants herein between Landlord and Tenant are independent, and Tenant shall not be entitled to any setoff, offset, abatement or deduction of Rent if Landlord fails to perform its obligations hereunder.

58.NON-DISCLOSURE OF LEASE TERMS

The terms of this Lease are strictly confidential and constitute proprietary information of Landlord, and disclosure of the terms hereof could adversely affect Landlord. Tenant shall keep its partners, members, manager, officers, directors, employees, agents, real estate brokers and sales persons and attorneys from disclosing the terms of this Lease to any other person without Landlord’s prior written consent, except to its partners, members, manager, officers, directors, employees, agents, Tenant’s Consultant, real estate brokers and sales persons and attorneys in connection with Tenant’s performance of its obligations hereunder (or exercise of its rights), to an assignee of this Lease or subtenant of the Premises, or to a person to whom disclosure is required in connection with any action brought to enforce this Lease; provided that Tenant shall inform such persons of the confidentiality of the Lease terms and shall obtain their agreement to abide by the confidentiality provisions of this Paragraph 58 prior to such disclosure. If Tenant is required to disclose this Lease or any terms thereof to governmental agencies pursuant to applicable Laws, Tenant shall, prior to making such disclosure, submit a written request to the applicable authorities that this Lease be exempt from such disclosure requirements and take other actions reasonably necessary to avoid such disclosure. Tenant shall provide Landlord with a copy of such request and all related documents promptly following the submission thereof to the applicable authorities and shall keep Landlord apprised of the status of such request and all responses thereto. Tenant shall, in any event, use commercially reasonable efforts to provide Landlord with not less than ten (10) days’ notice prior to disclosing this Lease or any term thereof to any court or governmental agency. Further, Landlord agrees that Tenant’s broker shall be entitled to disclose the basic economic terms of this Lease to typical brokerage reporting services.

59.MISCELLANEOUS

The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “but not limited to” and lists following such words shall not be interpreted to be exhaustive or limited to items of the same type as those enumerated. The word “days” means calendar days, except if the last day for performance occurs on a Saturday, Sunday or legal holiday, then the next succeeding business day shall be the last day for performance. The phrase “business days” means Monday through Friday, excluding holidays. Should Landlord be advised by counsel that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, Tenant agrees that this Lease may be modified as may be required, but only to the extent required, to avoid such characterization as unrelated business income, and agrees to execute such documents as are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor; provided, however, that any such modification shall not increase any expense payable by Tenant hereunder or in any other way materially and adversely change the rights and obligations of Tenant hereunder.

60.INTENTIONALLY OMITTED.

61.TEMPORARY SPACE

Beginning on the Commencement Date, if and only if Tenant has not achieved substantial completion of the Tenant Improvements (as defined in Exhibit B) in the Premises by June 30, 2023, or if the Landlord Work is not Substantially Completed and such failure prevents Tenant from completing the Tenant Improvements or Tenant’s occupancy of the Premises, and subject to all terms and conditions of this Lease and all applicable Laws, Tenant will be permitted to remain in the third (3rd) floor of the Building (the “Temporary Space ”) through August 31, 2023, or such later date if required because of Landlord’s failure to Substantially Complete the Landlord Work. Tenant’s rights hereunder to use the Temporary Space are conditioned upon this Lease being in full force and effect and there being no Default hereunder; provided, however, that Tenant will not be required to pay Rent with respect to the Temporary Space until September 1, 2023; provided, however, that if the Landlord Work is not Substantially Completed by September 1, 2023, then such date shall be extended until the date that the Landlord Work is Substantially Complete. If Tenant has not achieved substantial completion of the Tenant Improvements in the Premises by September 1, 2023, and such failure is not due to delays caused by Landlord (including a failure to complete the Landlord Work), and Tenant has provided at least sixty (60) days’ notice to Landlord that Tenant will continue to occupy the Temporary Space from and after September 1, 2023 (which such notice shall not be required if the Landlord Work is not Substantially Completed), then Tenant will be permitted to continue to occupy the Temporary Space, but Base Rent will be due thereon at an annual rate of $24.75 per rentable square foot multiplied by the rentable area of the Temporary Space occupied by Tenant, plus Expenses, all prorated based on the actual time Tenant occupies the Temporary Space from and after September 1, 2023; provided, however, that to the extent the Tenant Improvements are not substantially completed by September 1, 2023, as a direct result of delays caused by Landlord (including a failure to complete the Landlord Work), then Tenant will not be obligated to pay such Rent for the Temporary Space from and after September 1, 2023 until such delay is rectified (including substantially completing the Landlord Work). Landlord will have no obligation to modify or repair the Temporary Space or to install any leasehold improvements in the Temporary Space; Tenant accepts the Temporary Space in its current as-is, where-is and with-all-faults condition. If Tenant is permitted to use the Temporary Space pursuant to this Paragraph 61 Tenant will remove all of its property from the Temporary Space on or before the later of August 31, 2023 or five (5) business days after the Tenant Improvements are substantially completed if Tenant has complied with the terms and conditions of this Paragraph 61. Except for a transfer permitted under this Lease without Landlord’s consent, such rights to the Temporary Space will not be assignable without the express written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Further, Tenant’s use of the Temporary Space will be subject to all applicable provisions of this Lease, including without limitation, Paragraph 15 as if the Temporary Space were included within the definition of the Premises leased to Tenant hereunder.

62.RIGHT OF FIRST OFFER

(a)Terms of Right. If at any time during the Term, any space on the third (3rd) or fourth (4th) floors of the Building (the “ROFO Space”) becomes available or is becoming available for lease, as evidenced by Landlord delivering a proposal to a bona fide Third-Party Tenant (the “Third-Party Tenant”), Landlord will notify Tenant that such ROFO Space is available for lease or is becoming available, and such notice will set forth the terms upon which Landlord is willing to lease the ROFO Space to prospective tenants, including the Third-Party Tenant (the “Offer Notice”). The ROFO Space shall not be deemed available or becoming available for lease to the extent the ROFO Space is subject to a then-existing lease, as such lease may be modified, amended, extended or renewed. Provided that a Default does not then exist, and subject to the provisions of this Paragraph 62, Tenant will have ten (10) business days after the receipt of the Offer Notice in which to deliver a written notice to Landlord exercising Tenant’s right to lease all, but not less than all, of the ROFO Space subject to the applicable Offer Notice (the “ROFO Acceptance Notice”).

(b)After Acceptance. If Tenant delivers the ROFO Acceptance Notice to Landlord within such ten (10) business day period, then Landlord and Tenant will promptly amend this Lease to include the elected ROFO Space on the following terms:

(1)If Tenant delivers the ROFO Acceptance Notice to Landlord during the first twenty-four (24) months of the Term, Tenant will lease the ROFO Space on the same economic terms as the Premises under this Lease, including Base Rent, based on the per-rentable-square-foot rate, and a proportionate Construction Allowance, based on the relative rentable square feet of the ROFO Space to the initial Premises and the relative amount of the Term remaining at the time Tenant delivers the ROFO Acceptance Notice to Landlord, or

(2)If Tenant delivers the ROFO Acceptance Notice to Landlord after the first twenty-four (24) months of the Term, Tenant will lease the ROFO Space on the terms stated in the Offer Notice.

(c)Rejection or Deemed Rejection. If Tenant fails to deliver the ROFO Acceptance Notice within such ten (10) business day period, Tenant will be deemed to have rejected the Offer Notice. Subject to the remainder of this Paragraph 62(c), if Tenant rejects or is deemed to have rejected the Offer Notice, Tenant’s right of first offer with respect to the ROFO Space will terminate and be of no further force or effect, and Landlord will be free to lease any or all of the ROFO Space to any prospective tenant any time after the earlier of the date Tenant rejects the Offer Notice or the expiration of such ten (10) business day period. Notwithstanding anything contained herein to the contrary, Landlord shall re-offer previously rejected (or deemed rejected) ROFO Space that has been subject to an Offer Notice to Tenant if (i) no lease for such ROFO Space has been executed with a third party within six (6) months after Tenant’s rejection or deemed rejection of the Offer Notice, or (ii) Landlord changes the economic terms upon which it is willing to lease such ROFO Space to prospective tenants to an extent that either the per square foot average effective rental rate is less than ninety-five present (95%) of the per square foot average effective rental rate contained in the original Offer Notice; provided, however, that once the applicable ROFO Space has been leased to a third party, Tenant’s right of first offer under this Paragraph 62 with respect to such ROFO Space will terminate and be of no further force or effect.

(d)Limitations on Tenant’s Rights. Tenant will have no right to lease any ROFO Space and its ROFO Acceptance Notice will be ineffective if a Default exists at the time such notice is given or at the time the amendment to this Lease is scheduled to be executed by Landlord and Tenant. Any termination of this Lease terminates all rights under this Paragraph 62. Except for an assignment or subletting permitted without Landlord’s consent, any assignment or subletting by Tenant of this Lease or of all or a portion of the Premises terminates Tenant’s rights with respect to the ROFO Space, unless Landlord consents to the contrary in writing at the time of such subletting or assignment.

63.RENEWAL OPTION

(a)Exercise of Renewal Option. Tenant shall have the option (the “Renewal Option”) to renew this Lease for one (1) additional five (5) year period (the “Renewal Term”) commencing on the date following the Expiration Date upon the terms and conditions contained in this Paragraph 63. Except for an assignment or subletting permitted without Landlord’s consent, the Renewal Option is personal to the original Tenant named herein. The Renewal Option shall be effective only if Tenant is not in Default under this Lease, either at the time of exercise of the Renewal Option or, at Landlord’s option, at the time of commencement of the Renewal Term. To exercise the Renewal Option, Tenant shall give Landlord written notice (the “Renewal Notice”) of intent to exercise said Renewal Option not less than twelve (12) full months prior to the Expiration Date. In the event Tenant exercises the Renewal Option, this Lease will terminate in its entirety at the end of the Renewal Term, and Tenant will have no further option to renew or extend the Term of this Lease. Tenant’s failure to timely deliver the Renewal Notice, time being of the essence, shall conclusively be deemed to be Tenant’s waiver of its rights under this Paragraph 63. The Renewal Term, if validly exercised, shall be included within the “Term”.

(b)Procedures for Determining Prevailing Market Rate.

(1)If Tenant timely exercises the Renewal Option, then not later than eleven (11) months prior to the commencement of the Renewal Term, Landlord shall deliver to Tenant a written proposal of the Prevailing Market Rate (as defined below) for the Premises for the Renewal Term. Within thirty (30) days after receipt of Landlord’s proposal, Tenant shall notify

Landlord in writing that (A) Tenant accepts Landlord’s proposal; (B) Tenant rejects Landlord’s proposal; or (C) rescinds its election to exercise the Renewal Option (it being acknowledged that, regardless of when Tenant delivers its notice exercising a Renewal Option, Landlord will not be obligated to deliver such proposal prior to the date that is eleven (11) months prior to the commencement of the Renewal Term). If Tenant does not give Landlord a timely notice in response to Landlord’s proposal, Landlord’s proposal of Prevailing Market Rate for the Renewal Term shall be deemed rejected by Tenant in accordance with clause (B). If Tenant notifies Landlord of Tenant’s election to rescind its election to exercise the Renewal Option under clause (C), then Tenant’s rights under this Paragraph 63 will automatically terminate, and this Lease will expire at the end of Term, without extension.

(2)If Tenant timely rejects or is deemed to have rejected Landlord’s proposal, Landlord and Tenant shall first negotiate in an attempt to agree upon the Prevailing Market Rate for the Renewal Term. If Landlord and Tenant agree in writing within thirty (30) days following either Landlord’s receipt of Tenant’s notice rejecting Landlord’s proposal or Tenant’s deemed rejection of Landlord’s proposal (the “Negotiation Period”), such agreement shall constitute a determination of Prevailing Market Rate for purposes of this Paragraph 63. If Landlord and Tenant are unable to agree upon the Prevailing Market Rate during the Negotiation Period for any reason or no reason, then within forty (40) days after expiration of the Negotiation Period, the parties shall meet and concurrently deliver to each other their respective written estimates of the Prevailing Market Rate for the Renewal Term, supported by the reason therefor (respectively, “Landlord’s Determination” and “Tenant’s Determination” and each, a “Determination”). Landlord’s Determination may be more or less than its initial proposal of Prevailing Market Rate. If either party fails to deliver its Determination in a timely manner, then the Prevailing Market Rate shall be the amount specified by the other party. If the higher of such Determinations is not more than one hundred five percent (105%) of the lower of such Determinations, then the Prevailing Market Rate shall be the average of the two Determinations. For purposes of the preceding sentence, if either of the Determinations includes economic terms other than Base Rent, the net effective rent of the Determinations shall be calculated (net effective rent means the arithmetic average over the term of the Base Rent less any concessions such as tenant improvement allowances and free rent) and used to determine if the Determinations are within five percent (5%) of each other as specified above. If the Prevailing Market Rate is not resolved by exchange of the Determinations, the Prevailing Market Rate shall be determined as follows, each party being bound to its Determination and such Determinations constituting the only two (2) choices available to the “Appraisal Panel” (as hereinafter defined).

(3)Within thirty (30) days after the parties exchange Landlord’s and Tenant’s Determinations, the parties shall each appoint a neutral and impartial appraiser who shall be certified as an MAI or ASA appraiser and shall have at least ten (10) years’ experience, immediately prior to his or her appointment, as a real estate appraiser of office properties in the Denver metropolitan area, including significant experience appraising suburban office space. For purposes hereof, an “MAI” appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization), or, if there is no successor organization, the organization and designation most similar). If either Landlord or Tenant fails to appoint an appraiser within said thirty (30) day period, the Prevailing Market Rate for the Renewal Term shall be the Determination of the other party who timely appointed an appraiser. Landlord’s and Tenant’s appraisers shall work together in good faith to appoint a third (3rd) neutral or impartial third party appraiser within thirty (30) days, and notify both Landlord and Tenant of such selection.

(4)Within five (5) days following notification of the identity of the third (3rd) appraiser, Landlord and Tenant shall submit copies of Landlord’s Determination and Tenant’s Determination to the third (3rd) appraiser. The three (3) appraisers are referred to herein as the “Appraisal Panel.” The Appraisal Panel, if it so elects, may conduct a hearing at which Landlord and Tenant may each make supplemental oral and/or written presentations, with an opportunity for rebuttal by the other party and for questioning by the members of the Appraisal Panel. Within forty-five (45) days following the appointment of the third (3rd) appraiser, the Appraisal Panel, by majority vote, shall select either Landlord’s Determination or Tenant’s Determination as the Prevailing Market Rate of the Premises for the Renewal Term, and shall have no right to propose a middle ground or to modify either of the two (2) proposals or the provisions of this Lease. The decision of the Appraisal Panel shall be final and binding upon the parties, and may be enforced in accordance with the provisions of Colorado law. In the event of the failure, refusal or inability of any member of the Appraisal Panel to act, a successor shall be appointed in the manner that applied to the selection of the member being replaced.

(5)Each party shall pay the fees and expenses of the appraiser appointed by such party, and one-half (1/2) of the fees and expenses of the third (3rd) appraiser and the expenses incident to the proceedings of the Appraisal Panel (excluding attorneys’ fees and similar expenses of the parties which shall be borne separately by each of the parties).

(c)Prevailing Market Rate. As used in this Lease, the phrase “Prevailing Market Rate” means one hundred percent (100%) of the amounts that a landlord under no compulsion to lease the Premises, and a tenant under no compulsion to lease the Premises, would agree upon at arm’s length as Base Rent and all other economic terms for the Premises for the Renewal Term, as of the commencement of the Renewal Term. The Prevailing Market Rate shall be based upon non-sublease, non-encumbered, non-equity lease transactions for renewing tenants recently entered into for space in the Building and in “Comparison Renewal Buildings” (as hereinafter defined) (“Comparison Leases”) and may include periodic increases. Rental rates payable under Comparison Leases shall be adjusted to account for variations between this Lease and the Comparison Leases with respect to: (i) the length of the Renewal Term compared to the lease term of the Comparison Leases; (ii) rental structure, including additional rent, and taking into consideration any “base year” or “expense stops;” (iii) the size of the Premises compared to the size of the premises under the Comparison Leases; (iv) utility, location, floor levels, views and efficiencies of the floor(s) of the Premises compared to the premises under the Comparison Leases; (v) the age and quality of construction of the Building; (vi) the value of existing leasehold improvements to Tenant; (vii) the financial condition and credit history of Tenant compared to the tenants under the Comparison Leases; and (viii) tenant improvement or refurbishment allowances granted in Comparison Leases. In determining the Prevailing Market Rate, consideration shall also be given to (A) any rental abatement period granted to tenants in Comparison Leases and all other concessions such as the design and construction of tenant improvements and allowances, (B) whether Landlord or the landlords under Comparison Leases are paying real estate brokerage commissions in connection with Tenant’s exercise of the Extension Renewal Option or in connection with the Comparison Leases, (C) moving allowances paid, and (D) brokerage commissions. For purposes of this Paragraph 63, “Comparison Renewal Buildings” means buildings located in the Meridian Office Park.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the Lease Date specified in the Basic Lease Information.

LANDLORD:

TWO MAROON CIRCLE INVESTORS, LLC,
a Delaware limited liability company

By:	UBS Realty Investors, LLC,
a Massachusetts limited liability company,
its Investment Advisor and Agent

	By:	/s/Carl Pierce
	Name:	Carl Pierce
	Its:	Executive Director

	By:	/s/Tim Cahill
	Name:	Tim Cahill
	Its:	Executive Director

[Continued]

TENANT:

ZYNEX, INC.

a Nevada corporation

By:	/s/Dan Moorhead
Print Name:	Dan Moorhead
Its:	Chief Financial Officer

EXHIBIT A

DIAGRAM OF THE PREMISES

FLOORPLANS

FIRST FLOOR - 21,420 RSF

SECOND FLOOR - 21,420 RSF

NORTH
NOT TO SCALE

Two Maroon Circle

EXHIBIT B

TENANT IMPROVEMENTS

1.Conflicts; Terms. If there is any conflict or inconsistency between the provisions of the Lease and those of this Work Letter, the provisions of this Work Letter will control. Tenant is conducting the Tenant Improvements (as defined below) prior to the Commencement Date as “Alterations” under Section 10 of the Original CSG Lease; if there is any conflict or inconsistency between the provisions of the CSG Lease and those of this Work Letter, then prior to the Commencement Date, the provisions of the CSG Lease will control, and after the Commencement Date, the provisions of this Work Letter will control. Except for those terms expressly defined in this Work Letter, all initially capitalized terms will have the meanings stated for such terms in the Lease. The following terms, which are not defined in the Lease, have the meanings indicated:

(a)“Landlord’s Representative” means Bonnie Keyes (720-531-3335; Bonnie.Keyes@cbre.com).

(b)“Tenant’s Representative” means Matt Thomas, Director of Production, Zynex (800-495-6670, Ext: 3025 and mthomas@zynex.com), and JT Hammett, Savills (720-839-4857 and jthammett@savills.us).

(c)“Maximum Allowance Amount” means $1,449,945.00 (which represents an allowance of $35.00 per rentable square foot of the Premises) which Maximum Allowance Amount may be used in the Premises for the Tenant Improvements and may be used to cover any costs associated with or related to the Tenant Improvements.

(d)“Discretionary Allowance Amount” means $414,270.00 of the Maximum Allowance (which represents $10.00 per rentable square foot of the Premises).

(e)“Space Planning Allowance” means $6,214.05, over and above the Maximum Allowance Amount.

(f)“Tenant Improvements” means all alterations, leasehold improvements and installations to be constructed or installed by Tenant in the Premises according to this Work Letter.

(g)“Preliminary Plans” means that space plan prepared by TreanorHL, dated as of December 22, 2022, for the Tenant Improvements.

(h)“Construction Documents” means complete construction plans and specifications for the Tenant Improvements.

(i)“Substantially Completed” means completion of the Tenant Improvements to the extent that only minor construction details, which would not unreasonably interfere with Tenant’s use and enjoyment of the Premises, require completion or correction.

(j)“Total Cost” means the total cost of preparing the Preliminary Plans and Construction Documents, constructing and installing the Tenant Improvements in the Premises, providing any Building services required during construction (such as electricity and other utilities, refuse removal and housekeeping). As part of the Total Cost, Landlord will have the right to charge a three percent (3%) construction management fee calculated on the Construction Allowance (as defined below), which will be payable to Landlord’s third party construction manager. Further, Tenant will have the right, but not the obligation, to install new Mecho-shades as window coverings in the Premises and re-lamp all fixtures in the Premises with LED standard fixtures, and to the extent Tenant installs such items, they will be included in the Total Cost.

2.Landlord’s Obligations. From and after the Lease Date, Landlord will (a) paint and install carpeting in the lobby and stairwell areas of the first (1st) floor of the Building, and (b) enclose the area containing the stairwell connecting the second (2nd) and third (3rd) floors of the Building (collectively, the “Landlord Work ”). Tenant grants Landlord a license to enter the Premises after the Lease Date to perform the Landlord Work in accordance with this Paragraph 2, with the Landlord Work being conducted simultaneously with the Leasehold Improvements. Landlord will use reasonable efforts to avoid unreasonable interference with Tenant’s construction activities and operations during the performance of the Landlord Work. Tenant acknowledges that, despite Landlord’s efforts, Tenant may experience interference with and/or interruption of Tenant’s use of the Premises and/or business operations, including from the presence of dirt, dust and odors. Except to the extent caused by the negligence or intentional misconduct of Landlord or the Landlord’s Agents, Tenant will hold Landlord harmless from any and all claims, damages and liability against Landlord, either by Tenant or Tenant’s employees, customers, contractors, agents or invitees resulting from the Landlord Work. Except to the extent caused by the negligence or intentional misconduct of Landlord or the Landlord’s Agents, Tenant releases Landlord from, and waives, any claims Tenant may have relating to any reasonable disruption to Tenant’s operations and/or annoyances caused by the Landlord Work, including, without limitation, disruption or annoyances caused by dirt, dust and/or odors. Landlord and Tenant agree that all alterations, improvements and additions made to the Premises according to this Paragraph 2 will, without compensation to Tenant, become Landlord’s property upon installation and will remain Landlord’s property at the expiration or earlier termination of the Term. Except as expressly set forth in this Work Letter and except as provided in the Lease, Landlord will deliver, and Tenant will accept, the Premises in its current “AS-IS, WHERE-IS, and WITH ALL FAULTS” condition, and Tenant acknowledges that Landlord has made no promises to modify or remodel the Premises, or provide an allowance or further contribution for the same, and no representations concerning the condition of the Premises or Building have been made by Landlord to Tenant other than as may be expressly stated in the Lease.

3.Access to Premises after Lease Date. At all times while Tenant is in occupation of the Premises prior to the Commencement Date, Tenant will be subject to and will comply with all of the terms and provisions of the CSG Lease.

4.Representatives. Landlord appoints Landlord’s Representative to act for Landlord in all matters covered by this Work Letter. Tenant appoints Tenant’s Representative to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord’s Representative or Tenant’s Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord’s architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Work Letter. Either party may change its Representative under this Work Letter at any time by three (3) days’ prior written notice to the other party.

5.Preliminary Plans; Construction Documents. Landlord has, prior to the Lease Date, reviewed and approved the Preliminary Plans. Tenant, at its expense, will cause the Construction Documents to be prepared and submitted to Landlord for its approval. The Construction Documents must materially conform to the Preliminary Plans approved by Landlord and must be in all respects sufficient for the purpose of obtaining a building permit for Tenant Improvements. If Landlord fails to notify Tenant within seven (7) days that the submitted materials are either acceptable to Landlord or not approved by Landlord, and if such failure for continues for two (2) business days after Tenant delivers a second notice that specifically states that Landlord’s failure to respond will be deemed to be Landlord’s approval, then such submitted materials shall be deemed approved by Landlord. If required by Landlord, Tenant will cause the Construction Documents to be resubmitted to Landlord for its approval within seven (7) days after Landlord notifies Tenant of any required changes. Construction of the Tenant Improvements will not commence prior to Landlord’s approval of the Construction Documents. Upon completion of Tenant Improvements, Tenant will provide Landlord a complete set of reproducible field-marked plans of the Premises. If Tenant fails to provide such plans, Landlord may obtain them, directly or by field verification, and charge Tenant for all costs incurred by Landlord in doing so. No approval by Landlord of the Preliminary Plans, the Construction Documents or any revisions to them will constitute a representation or warranty by Landlord or its architects or engineers as to the adequacy or sufficiency of such plans, or the improvements to which they relate, for any use, purpose or condition, but such approval will merely be the consent of Landlord to the construction or installation of improvements in the Premises according to such plans.

6.Tenant’s Contractor. Landlord will have the right to approve Tenant’s general contractor (“Contractor”), which approvals will not be unreasonably withheld or delayed. Landlord will provide Tenant with a list of contractors that are acceptable to Landlord. Tenant may select its Contractor from such list or may request Landlord’s approval of a Contractor not on such list. Tenant will not execute any contract for the performance of the Tenant Improvements until Landlord’s approval of the Contractor has been obtained, and Tenant will cause its proposed Contractor to submit such information, including financial information, as may be reasonably required by Landlord to determine whether such Contractor and subcontractors should be approved.

7.Construction of Tenant Improvements. Tenant, at its expense (subject to Paragraph 15 of this Work Letter), will cause the Tenant Improvements to be constructed or installed in the Premises in a good and workmanlike manner and according to the Construction Documents and all applicable Laws and free and clear of any liens or claims for liens. Tenant, at its expense, will obtain: (a) all permits (including, without limitation, building permits) required for construction of the Tenant Improvements; (b) all contracts and insurance required under this Work Letter; and (c) all certificates required for occupancy of the Premises from the appropriate governmental authorities. Landlord and Tenant agree that all alterations, improvements and additions made to the Premises according to this Work Letter, whether paid for by Landlord or Tenant, will, without compensation to Tenant, become Landlord’s property upon installation and will remain Landlord’s property at the expiration or earlier termination of the Term. Notwithstanding the foregoing, all of Tenant’s furniture, fixtures and equipment shall remain the property of Tenant; provided, however, that Tenant will be obligated to remove all such furniture, fixtures and equipment at the end of the Term, at Tenant’s sole cost and expense.

8.Construction Provisions. In the course of Tenant’s construction of the Tenant Improvements, Tenant, as Contractor: (i) will not unreasonably interfere with Landlord’s or Landlord’s tenants’ activities in, or use or enjoyment of, the Building; (ii) will reasonably cooperate as necessary with other contractors in the Building to insure harmonious working relationships, including, without limitation, coordinating with other contractors in the Building concerning use of elevators, trash removal and water and utility usage; (iii) will leave all Common Areas in a neat, clean, orderly and safe condition at the end of each day during construction of the Tenant Improvements; (iv) will procure and maintain, and will cause its Major-Trade Subcontractors to procure and maintain the insurance and to execute such documents evidencing such obligation to procure and maintain such insurance, as described in Paragraph 9 below; (v) upon completion of the Tenant Improvements, will provide to Landlord and Tenant field-marked drawings together with mechanical balance reports and any maintenance manuals on equipment installed in the Premises as part of the Tenant Improvements; and (vi) will warrant all labor and material supplied in connection with the Tenant Improvements for a period of not less than one year from substantial completion of the Tenant Improvements and such warranty will provide that it is for the benefit of Landlord. The indemnification provisions in Tenant’s contract with Contractor will include Landlord and Landlord’s Agents as parties benefitting from the indemnities provided by Contractor to the “Owner” thereunder, subject to any reasonable qualifications applicable to the “Owner” set forth in such construction contract.

9.Contractor’s Insurance. Contractor’s insurance or such insurance carried by Contractor’s subcontractors or sub-subcontractors pursuant to this Work Letter will be primary and non-contributory insurance over any insurance carried by Landlord. Prior to the commencement of the Tenant Improvements and thereafter until the Tenant Improvements are complete (except for completed operations, as set forth below), Tenant will cause Contractor to provide, pay for, and maintain in full force and effect, the insurance outlined herein, covering claims arising out of or in connection with the work or service performed by or on behalf of Contractor for Tenant.

(a)Commercial General Liability. Contractor will maintain commercial general liability insurance covering all operations by or on behalf of Contractor on an occurrence basis against claims for bodily injury, property damage, and personal injury. Such insurance will provide minimum limits and coverage as follows:

(i)Minimum Limits.

(1)$1,000,000 Each Occurrence (Combined Single Limit Bodily Injury and Property Damage);

(2)$2,000,000 General Aggregate per project site; and

(3)$2,000,000 Products / Completed Operations Aggregate.

(ii)Coverages.

(1)[Intentionally Omitted];

(2)[Intentionally Omitted];

(3)[Intentionally Omitted];

(4)Waiver of Subrogation in favor of Landlord and Property Manager; and

(5)Subcontractor exception to their work exclusion.

(iii)Unacceptable Exclusions.

(1)Residential (if applicable)

(2)Condominiums or condominium conversions (if applicable)

(3)EIFS (if applicable)

(4)Subsidence exclusion

(5)Damage to work performed by subcontractors on Contractor’s behalf (e.g. CG 22 94 or CG 22 95)

(6)Known loss

(7)Design professionals

(b)Automobile Liability. Contractor will maintain business auto liability covering liability arising out of any auto (including owned, hired and non-owned autos).

(i)Minimum Limits. $1,000,000 Combined Single Limit Each Accident.

(ii)Coverages.

(1)Additional Insured: Landlord, its partners, managers, members, officers and directors, employees, agents, subsidiaries, affiliates and Property Manager; and

(2)Waiver of Subrogation in favor of Landlord and Property Manager.

(c)Workers Compensation. Contractor will maintain workers compensation and employers liability insurance.

(i)Minimum Limits.

(1)Workers Compensation: Statutory Limits; and

(2)Employers Liability:

(a)Bodily Injury for Each Accident: $1,000,000;

(b)Bodily Injury by Disease for Each Employee: $1,000,000; and

(c)Bodily Injury Disease Aggregate: $1,000,000.

(ii)Coverage.

(1)Waiver of Subrogation in favor of Landlord and Property Manager.

(d)Umbrella/Excess Liability. Contractor will maintain umbrella/excess liability insurance as shown below. The insurance will be on an occurrence basis in excess of the underlying insurance described in Paragraphs 9(a), 9(b), 9(c)(i)(2) and will be at least as broad as each and every one of the underlying policies.

(i)Minimum Limits.

(1)Greater of $5,000,000 or Total Hard Costs of Contract per Occurrence

(2)Greater of $5,000,000 or Total Hard Costs of Contract Aggregate

a)

Property Insurance. Contractor and any Major-Trade Subcontractor will maintain property insurance covering all personal property, materials and equipment that are used in connection to the Lease, as amended. If Contractor or any of its Major-Trade Subcontractors elects not to carry this insurance, Landlord’s property insurance will not cover Contractor’s or any Major-Trade Subcontractor’s personal property, materials or equipment including scaffolding, and Contractor, for itself and its subcontractors and sub-subcontractors, hereby waives all claims against Landlord and Property Manager on account of any loss or damage to personal property, materials, equipment or scaffolding used or stored on the property.

(e)Proof of Insurance. On or before Contractor performs work at or on the Premises or delivers supplies or materials to the Building, whichever comes first, Contractor will furnish, and will cause the applicable subcontractors to furnish, Property Manager with certificates of insurance evidencing the types of coverage outlined above, and with regard to such subcontractors, with the limits required by Landlord, and all in compliance with the Other Insurance Provisions outlined below. Contractor will not have the right to enter the Premises or perform any of the Tenant Improvements unless and until appropriate certificates of insurance and other related documentation, as requested by Landlord and/or Property Manager, has been delivered to Property Manager. Insurance is to be placed with insurers with a Best’s rating of no less than A-VIII. No such policy will be cancelable, non-renewed or modified except after the insured endeavoring to provide thirty (30) days’ written notice to Property Manager. Except for the provisions of Paragraph 9(a)(ii)(1) hereof, Contractor will maintain all of the foregoing insurance coverages in full force and effect until the work or service is fully completed. The requirements for carrying the foregoing insurance will not release Contractor from the provision for indemnification of Landlord by Contractor.

(f)Other Insurance Provisions. Contractor will name, will cause Major-Trade Subcontractors to name and will cause the applicable contracts with such subcontractors to provide that each such subcontractor will name, Landlord, Landlord’s partners, managers, members, officers and directors, employees, agents, subsidiaries, affiliates and the Property Manager as additional insureds with respect to liability arising out of the activities performed by or on behalf of Contractor or the Major-Trade Subcontractors on all policies carried by Contractor and/or the Major-Trade Subcontractors on all policies carried by Contractor, except Workers Compensation. All liability insurance policies carried by Contractor will include provisions for contractual liability coverage insuring Contractor for the performance of its indemnity obligations set forth herein. Contractor is solely responsible for causing its Major-Trade Subcontractors to obtain the types of insurance and applicable coverages set forth herein. It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Contractor’s indemnity obligations contained in this Work Letter. Neither (i) the insolvency, bankruptcy or failure of any insurance company covering Contractor or its subcontractors or sub-subcontractors, (ii) the failure of any insurance company to pay claims occurring nor (iii) any exclusion from or insufficiency of coverage will be held to affect, negate or waive any of Contractor’s indemnity obligations set forth herein or under any other provision of this Work Letter. The amount of liability insurance under insurance policies maintained by Contractor or any of its Major-Trade Subcontractors will not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Contractor and each of its Major-Trade Subcontractors will be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under their respective policies. The entry by Contractor or any Major-Trade Subcontractor onto, or the performance of any work by Contractor or any Major-Trade Subcontractor in, the Premises without delivering the required certificates and/or other evidence of insurance, will not constitute a waiver of the obligations of Contractor or the applicable Major-Trade Subcontractor (as the case may be) to provide the required coverages. If Contractor or any Major-Trade Subcontractors provides to Landlord or Property Manager a certificate that does not evidence the coverages required herein, or that is faulty in any respect, acceptance of such certificate by Landlord or Property Manager will not constitute a waiver of the obligations of Contractor or any Major-Trade Subcontractor (as the case may be) to provide the proper insurance.

10.Additional Requirements Concerning the Tenant Improvements. The following additional requirements will apply to the Tenant Improvements:

(a)All of the Landlord Work and Tenant Improvements will be: (i) of a quality at least equal to other improvements of comparable spaces in the Building (“Building Standard”); (ii) as to the Tenant Improvements, completed only according to the Construction Documents approved by Landlord; (iii) conducted in a manner so as to maintain harmonious labor relations and not to interfere with or delay any other work or activities being carried on by Landlord or Landlord’s contractors or other tenants, including Tenant; (iv) designed, performed and completed in substantial compliance with all applicable standards and regulations established by Landlord and provided to Tenant in advance of the commencement of construction of the Tenant Improvements as well as all safety, fire, plumbing and electrical and other codes and governmental and insurance requirements; (v) coordinated by the approved Contractor so as to ensure timely completion; and (vi) performed and conducted in such a manner so as not to alter the structure or systems of the Building.

(b)Under no circumstances will Tenant, Contractor or any of their authorized representatives ever alter or modify or in any manner disturb any “Central” (as defined below) system or installation of the Building, including, without limitation, the Central plumbing system, Central electrical system, Central heating, ventilating and air conditioning system, Central fire protection and fire alert system, Central Building maintenance systems, Central structural system, elevators and anything located within the Central core of the Building. Only with Landlord’s express written permission will Tenant, Contractor or their authorized representatives alter or modify or in any manner disturb any “Branch” (as defined below) of any Central system or installation of the Building which serves or is located within the Premises. “Central” means that portion of any Building system or component which is within the core of the Building or common to or serves or exists for the benefit of other tenants in the Building, and “Branch” means that portion of any Building system or component which serves to connect or extend Central systems to the Premises. Any and all interfacing with, or tie-ins to, any Central Building systems or Branches will be scheduled with Landlord not later than five days prior to the commencement of any such work. Any such interfacing with, or tie-ins to, any such Building systems, and any checks of such interfacing or tie-ins, will be performed only after the same have been scheduled with, and approved by, Landlord.

(c)All construction personnel engaged in the performance of the Tenant Improvements must use the Building’s freight elevator and not the passenger elevators for access to the Premises. All deliveries of materials for use in connection with the construction of the Tenant Improvements requiring the freight elevator of the Building must be scheduled in advance with Landlord. In addition, any of the Tenant Improvements which is to be performed during hours other than normal business hours must be scheduled in advance with Landlord.

(d)Tenant agrees that if Contractor fails to leave all Common Areas in a neat, clean, orderly and safe condition at the end of each day during construction of the Tenant Improvements, Landlord will have the right, following notice to Tenant and Contractor, to immediately take such action as Landlord deems appropriate to render the Common Areas neat, clean, orderly and safe and Tenant will, upon Landlord’s written demand, reimburse Landlord for all Landlord’s costs of taking such action.

11.Inspection; Stop Work; Noncomplying Work. Landlord reserves the right to inspect the Tenant Improvements in the Premises at all reasonable times, provided that such inspection(s) will in no way make Landlord responsible for any of the Tenant Improvements and will not constitute a representation or warranty by Landlord as to the adequacy or sufficiency of the Tenant Improvements. Landlord reserves the right to stop any and all work performed (or to be performed) if Landlord reasonably considers any such work, or its performance, to be dangerous or creating a nuisance, or otherwise injurious to Tenant, Landlord or any other Building tenants. If any inspection by Landlord reveals any item of the Tenant Improvements that does not comply with Tenant’s obligations under this Work Letter, Landlord may so notify Tenant and require that the item be corrected to so comply. Within 10 days after the date of any such notice from Landlord, Tenant will begin correction of any such noncomplying item and will then promptly and diligently pursue such correction to completion. If any such item is not so corrected, Landlord may enter the Premises at any time and correct the item at Tenant’s expense (to be paid by Tenant promptly upon demand).

12.Mechanics’ Liens. In the conduct of the Tenant Improvements, Tenant will take all action necessary to ensure that no mechanic’s or other liens attach to the Premises or Building. Landlord will have the right to post notices, with form and content and in the manner as specified by Laws, notifying all persons or entities which may supply labor or materials in connection with the Tenant Improvements that Landlord’s interest in the Premises and Building will not be subject to any lien for the same. If any such lien should be filed, the provisions of Paragraph 19 of the Lease will apply.

13.Change Orders. Tenant’s Representative may authorize changes in the Construction Documents during construction. All changes to the structure or Central system will be subject to Landlord’s prior written approval according to Paragraph 14 below. Prior to commencing any change requiring Landlord’s approval, Tenant will prepare and deliver to Landlord, for Landlord’s approval, a change order (“Change Order”) identifying the total cost of such change, which will include associated architectural, engineering and construction contractor’s fees. If Landlord fails to approve such Change Order within ten (10) business days after delivery by Tenant, Landlord will be deemed to have approved the proposed change and Tenant will proceed to perform the change. Upon Tenant’s receipt of Landlord’s approval, Tenant will proceed to perform the change.

14.Landlord’s Approval. All Construction Documents and Change Orders (as and to the extent required above), and any drawings, space plans, plans and specifications for any additional work or any other improvements or installations in the Premises to be performed by Tenant, are expressly subject to Landlord’s reasonable prior written approval. Landlord may withhold its reasonable approval of any such items that require work which:

(a)exceeds or adversely affects the capacity or integrity of the Building’s structure or any of its heating, ventilating, air conditioning, plumbing, mechanical, electrical, communications or other systems;

(b)is not approved by the holder of any deed of trust or mortgage on the Building;

(c)would not be approved by a prudent owner of property similar to the Building;

(d)violates any agreement which affects the Building or binds Landlord;

(e)Landlord reasonably believes will increase the cost of operating or maintaining any of the Building’s systems;

(f)Landlord reasonably believes will reduce the market value of the Premises or the Building at the end of the Term;

(g)does not conform to applicable building code or is not approved by any governmental authority having jurisdiction over the Premises;

(h)does not meet or exceed Building Standard; or

(i)Landlord reasonably believes will infringe on the architectural or historical integrity of the Building.

15.Construction Allowance.

(a)Landlord agrees to pay Tenant the lesser of (1) the Total Cost of the Tenant Improvements, and (2) the Maximum Allowance Amount (the “Construction Allowance”). Landlord will pay the amount of the Construction Allowance to Tenant in no more than two (2) progress payments after the Lease Date. Such progress payments will be made as follows:

(i)The first such payment of the Construction Allowance will be made thirty (30) days after Landlord’s receipt from Tenant of (A) copies of Tenant’s invoices from Contractor and copies of Contractor’s invoices from all subcontractors, suppliers, materialmen and other parties who performed labor at, or supplied materials to, the Premises in connection with the Tenant Improvements; (B) original conditional lien waivers for the work completed or materials supplied as of the date of such lien waiver, including all subcontractors and suppliers providing work or supplies; and (C) a certificate from Tenant’s architect (or other evidence reasonably satisfactory to Landlord) indicating that at least fifty percent (50%) of the Tenant Improvements have been Substantially Completed.

(ii)The remainder of the Construction Allowance will be paid no later than thirty (30) days after the last of the following has occurred: Landlord has received from Tenant the following: (A) AIA Document G704, Certificate of Substantial Completion; (B) final and unconditional original lien waivers from Contractor and all subcontractors, suppliers, materialmen and other parties who performed labor at, or supplied materials to, the Premises in connection with the Tenant Improvements; and (C) a copy of the certificate of occupancy, or its substantive equivalent, for the Premises issued by the appropriate governmental authorities.

(b)Landlord will have no obligation to pay the Construction Allowance at any time that a Default exists under the Lease and the total payment will in no event exceed the amount of the Maximum Allowance Amount. Landlord will have no obligation to disburse any portion of the Construction Allowance after the date that is twenty-four (24) months following the Lease Date. Tenant shall not be entitled to any credit if the Total Cost of the Tenant Improvements is less than the Maximum Allowance Amount.

16.Other Allowances.

(a)If the Maximum Allowance Amount exceeds the Total Costs, then Tenant will not be entitled to any refund, but Tenant shall have the right to use up to the lesser of (i) the difference between the Maximum Allowance Amount and the Total Costs, and (ii) the Discretionary Allowance Amount towards Tenant’s costs of moving, cabling, consultant fees, permits, furniture, fixtures, equipment, telephone and data equipment for the Premises.

(b)Regardless of whether the Maximum Allowance Amount exceeds the Total Costs, Tenant may use the Space Planning Allowance for Tenant’s costs in connection with a space planner of its choice for test fits and pricing plans. To the extent that Tenant uses the Space Planning Allowance to pay such costs, then such costs will not be included in the Total Costs.

17.Offset Rights. In the event that Landlord shall fail to make a payment to Tenant within thirty (30) days after such payment is due and payable pursuant to Paragraph 15(a) or Paragraph 16, Tenant may deliver a notice of Landlord’s failure to pay (a “Potential Allowance Payment Default”). If such failure continues for thirty (30) days after delivery of such notice to Landlord, Tenant may give Landlord a second written notice specifying the nature of the Potential Allowance Payment Default and containing the following phrase on the first page of such notice in all capital letters and bold face type (or such notice will not be deemed validly given): “LANDLORD’S FAILURE TO PAY THE AMOUNT OF THE ALLOWANCE DESCRIBED IN THIS NOTICE WITHIN TEN (10) DAYS WILL ENTITLE TENANT TO OFFSET SUCH AMOUNT AGAINST BASE RENT NEXT COMING DUE WITHOUT FURTHER NOTICE.” At any time after Tenant delivers a notice with respect to a Potential Allowance Payment Default and before Tenant actually offsets such amount against Base Rent after compliance with the terms of this Paragraph 17, Landlord will have the right, by notice delivered to Tenant, to contest, in good faith, the applicable Potential Allowance Payment Default (a “Landlord Allowance Contest”). If Landlord does not make such payment within ten (10) days after receipt of such second notice from Tenant and does not deliver notice of a Landlord Allowance Contest, then Tenant shall have the right to offset against Base Rent that portion of the Allowance that was remaining to be paid by Landlord, plus interest on the outstanding amount thereof at lesser of (i) eight percent (8%) per annum or (ii) an annual rate equal to the maximum rate of interest permitted by applicable Laws, from the date when such portion of the Allowance was due through and including the date such portion of the Allowance is recovered by Tenant’s offset against the Base Rent then due and thereafter coming due under the Lease. Notwithstanding the foregoing, if Landlord delivers a notice of a Landlord Allowance Contest, then Tenant will not exercise the offset rights described above unless and until the Landlord Allowance Contest is resolved and Landlord does not pay the unpaid portion of the Allowance within five (5) business days after such resolution of the applicable Landlord Allowance Contest.

18.General. No approval by Landlord or Landlord’s engineer of any drawings, plans or specifications which are prepared in connection with construction of improvements in the

Premises will constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such drawings, plans or specifications, or the improvements to which they relate, for any use, purpose or condition, but such approval will merely be the consent of Landlord to the construction or installation of improvements in the Premises according to such drawings, plans or specifications. Failure by Tenant to pay any amounts due under this Work Letter will have the same effect as failure to pay Rent under the Lease, and such failure or Tenant’s failure to perform any of its other obligations under this Work Letter will, after any applicable notice and expiration of any applicable cure period set forth in the Lease, constitute a Default under Paragraph 24 of the Lease, entitling Landlord to all of its remedies under the Lease as well as all remedies otherwise available to Landlord.

EXHIBIT C

[INTENTIONALLY OMITTED]

EXHIBIT D

RULES AND REGULATIONS

This exhibit, entitled “Rules and Regulations,” is and shall constitute Exhibit D to the Lease Agreement, dated as of the Lease Date, by and between landlord and Tenant for the Premises. The terms and conditions of this Exhibit D are hereby incorporated into and are made a part of the Lease. Capitalized terms used, but not otherwise defined, in this Exhibit D have the meanings ascribed to such terms in the Lease.

1.Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the consent of Landlord.

2.All window coverings installed by Tenant and visible from the outside of the building require the prior written approval of Landlord. Notwithstanding the foregoing, the Mecho-shades contemplated by Exhibit B are permitted.

3.Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance or any flammable or combustible materials on or around the Premises, except to the extent that Tenant is permitted to use the same under the terms of Paragraph 32 of the Lease.

4.Tenant shall not alter any lock or install any new locks or bolts on any door at the Premises without the prior written consent of Landlord.

5.Tenant shall not make any duplicate keys or key cards to the Premises or the Building without the prior written consent of Landlord.

6.Tenant shall park motor vehicles in parking areas designated by Landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow around the Building or the Project and loading and unloading areas of other tenants. Tenant shall not park motor vehicles in designated parking areas after the conclusion of normal daily business activity.

7.Tenant shall not disturb, solicit or canvas any tenant or other occupant of the Building or Project and shall cooperate to prevent same.

8.No person shall go on the roof without Landlord’s permission.

9.Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building, to such a degree as to be objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or in noise-dampening housing or other devices sufficient to eliminate noise or vibration.

10.All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in parking or receiving areas overnight.

11.Tenant shall not permit any animals, including but not limited to, any household pets (but excluding service animals, which are permitted), to be brought or kept in or about the Premises, the Building, the Project or any of the common areas.

12.Tenant shall cooperate with Landlord’s efforts to implement and comply with the Required Sustainability Practices.

13.Tenant shall report maintenance problems involving water and moist conditions to the Property Manager promptly and conduct its business in a manner to prevent unusual moisture conditions or mold growth.

14.Tenant shall not block or inhibit the flow of return or make up air into the HVAC system and shall maintain the Premises at a consistent temperature and humidity level in accordance with the Property Manager’s instructions.

15.Tenant shall maintain water in all drain traps in the Premises at all times.

16.No smoking (including use of e-cigarettes and smokeless cigarettes) is permitted in the Building or within 25 feet of any entrance to the Building, public walkways or the Building’s outdoor air intakes.

INITIALS:

TENANT:

LANDLORD:

EXHIBIT E

FORM OF ESTOPPEL CERTIFICATE

____________________ (herein “Tenant”) hereby certifies to ____________________ and its successors and assigns that Tenant leases from ____________________ (“Landlord”) approximately __________ square feet of space (the “Premises”) in __________ pursuant to that certain Lease Agreement dated __________ by and between Landlord and Tenant, as amended by ________________ (collectively, the “Lease”), a true and correct copy of which is attached hereto as Exhibit A. Tenant hereby certifies to _____________, that as of the date hereof:

1.The Lease is in full force and effect and has not been modified, supplemented or amended, except as set forth in the introductory paragraph hereof.

2.Tenant is in actual occupancy of the Premises under the Lease and Tenant has accepted the same. Landlord has performed all obligations under the Lease to be performed by Landlord, including, without limitation, completion of all tenant work required under the Lease and the making of any required payments or contributions therefor. Tenant is not entitled to any further payment or credit for tenant work.

3.The initial term of the Lease commenced _________________ and shall expire ______________. Tenant has the following rights to renew or extend the term of the Lease or to expand the Premises: ____________________________________.

4.Tenant has not paid any rentals or other payments more than one (1) month in advance except as follows: _________________________.

5.Base Rent payable under the Lease is ____________. Base Rent and Additional Rent have been paid through _______________ _____. There currently exists no claims, defenses, rights of set-off or abatement to or against the obligations of Tenant to pay Base Rent or Additional Rent or relating to any other term, covenant or condition under the Lease.

6.There are no concessions, bonuses, free Rent, rebates or other matters affecting the Rent except as follows: ______________________________.

7.No security or other deposit has been paid with respect to the Lease except as follows: __________________________________________

8.To Tenant’s current actual knowledge, Landlord is not currently in default under the Lease and there are no events or conditions existing which, with or without notice or the lapse of time, or both, could constitute a default of the Landlord under the Lease or entitle Tenant to offsets or defenses against the prompt payment of Rent except as follows: ___________________________________. To Tenant’s current actual knowledge, Tenant is not in default under any of the terms and conditions of the Lease nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default.

9.Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the Lease, nor subleased any of the Premises nor permitted any person or entity to use the Premises except as follows: _______________________________________________.

10.Tenant has no rights of first refusal or options to purchase the property of which the Premises is a part.

11.The Lease represents the entire agreement between the parties with respect to Tenant’s right to use and occupy the Premises.

Tenant acknowledges that the parties to whom this certificate is addressed will be relying upon the accuracy of this certificate in connection with their acquisition and/or financing of the Premises. Terms defined in the Lease have the same meaning here.

IN WITNESS WHEREOF, Tenant has caused this certificate to be executed this __________ day of _______________, ______.

“TENANT”

By:
Name:
Title: